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As filed with the Securities and Exchange Commission on February 9, 2010

Registration No. 333-164512

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to
FORM F-10

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORTH AMERICAN PALLADIUM LTD.
(Exact name of Registrant as specified in its charter)

Canada (Province or other Jurisdiction of Incorporation or Organization)	1000 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number, if any)

130 Adelaide Street West, Suite 2116, Toronto, Ontario, Canada M5H 3P5, (416) 360-7590
(Registrant's principal executive offices)

CT Corporation System, 111 Eighth Avenue, New York, New York 10011, (212) 894-8940
(Agent for service in the United States)

The Commission is requested to send copies of all communications to:

Riccardo A. Leofanti, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 222 Bay Street, Suite 1750 Toronto, Ontario, Canada M5K 1J5 (416) 777-4700	Ian G. Putnam, Esq. Stikeman Elliott LLP 5300 Commerce Court West, 199 Bay Street Toronto, Ontario, Canada M5L 1B9 (416) 869-5506

          Approximate date of commencement of proposed sale to the public:
 From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

          It is proposed that this filing shall become effective (check appropriate box):

A.	☐	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	At some future date (check the appropriate box below):
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ).
	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

 PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR
PURCHASERS

I-1

BASE SHELF PROSPECTUS	February 9, 2010

NORTH AMERICAN PALLADIUM LTD.

US$300,000,000
Common Shares
Special Shares
Debt Securities
Warrants
Share Purchase Contracts
Share Purchase or Equity Units
Subscription Receipts

        North American Palladium Ltd. (the "Company") may offer and issue from time to time common shares (the "Common Shares") and special shares (the "Special Shares" and together with the Common Shares, the "Equity Securities"), debt securities (the "Debt Securities"), warrants to purchase Equity Securities and warrants to purchase Debt Securities (together, the "Warrants"), share purchase contracts, share purchase or equity units and subscription receipts (all of the foregoing, collectively, the "Securities") or any combination thereof up to an aggregate initial offering price of US$300,000,000 during the 25-month period that this prospectus, including any amendments thereto, remains effective.

        Investing in the Securities involves risk. Please carefully consider the "Risk Factors" section beginning on page 5 of this prospectus.

        This prospectus is filed by a foreign issuer that is permitted, pursuant to a multi-jurisdictional disclosure system adopted by the United States and Canada ("MJDS"), to prepare this prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The financial statements incorporated herein by reference have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP") and are subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

        Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and Canada. Such consequences for investors who are resident in, or citizens of, the United States or Canada may not be described fully herein. Prospective investors should read the tax discussion contained in the applicable prospectus supplement with respect to a particular offering of Securities.

        The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the federal laws of Canada, that most of its officers and directors are residents of Canada, that some or all of the experts named in the registration statement to which this prospectus relates are residents of a foreign country, and that all or a substantial portion of the assets of the Company and said persons are located outside the United States.

        No underwriter has been involved in the preparation of, or has performed a review of, the contents of this prospectus.

        NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ("SEC") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OFFERED HEREBY, OR PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The specific terms of the Securities with respect to a particular offering will be set out in the applicable prospectus supplement and may include, where applicable: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, interest provisions, authorized denominations, offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is made at prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices), covenants, events of default, any terms for redemption or retraction, any exchange or conversion terms, whether the debt is senior or subordinated and any other terms specific to the Debt Securities being offered; (ii) in the case of Equity Securities, the designation of the particular class and, if applicable, series, the number of shares offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is made at prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices), dividend rate, if any, and any other terms specific to the Equity Securities being offered; (iii) in the case of Warrants, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is made at prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices), the designation, number and terms of the Equity Securities or Debt Securities issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; (iv) in the case of share purchase contracts, the designation, number and terms of the Equity Securities to be purchased under the share purchase contract, any procedures that will result in the adjustment of these numbers, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is made at prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices) and purchase date or dates of the Equity Securities, any requirements of the purchaser to secure its obligations under the share purchase contract and any other specific terms; (v) in the case of share purchase or equity units, the terms of the share purchase contract or equity units (and, if applicable, of the Debt Securities or third party obligations), any requirements of the purchaser to secure its obligations under the share purchase or equity units, Debt Securities or third party obligations and any other specific terms; and (vi) in the case of subscription receipts, the number of subscription receipts being offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is made at prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices), the procedures for the exchange of the subscription receipts for Equity Securities, Debt Securities, Warrants, share purchase contracts, or share purchase or equity units, as the case may be, and any other specific terms. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the prospectus supplement describing the Securities.

        All shelf information permitted under applicable laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus to the extent required by applicable securities laws. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the Securities to which the prospectus supplement pertains.

        This prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell the Securities. The Company may offer and sell Securities to, or through, underwriters or dealers and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A prospectus supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers, or agents involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the method of distribution of the Securities including, to the extent applicable, the proceeds to the Company and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

        The Company's outstanding Common Shares are listed for trading on the NYSE Amex Equities ("NYSE Amex") and the Toronto Stock Exchange ("TSX") under the trading symbols "PAL" and "PDL", respectively. On February 8, 2010, the last trading day prior to the filing of this prospectus, the closing price of the Common Shares on the NYSE Amex was US$3.62 per Common Share, and the closing price of the Common Shares on the TSX was Cdn.$3.89 per Common Share. Unless otherwise specified in the applicable prospectus supplement, Securities other than the Common Shares and Warrants will not be listed on any securities exchange. Other than the listing of the Common Shares on the TSX and NYSE Amex, there is no market through which the Securities may be sold and purchasers may not be able to resell Securities purchased under this prospectus and the applicable prospectus supplement. This may affect the pricing of the Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities and the extent of regulation of the Company. See "Risk Factors". The offering of Securities hereunder is subject to the passing upon of certain legal matters on behalf of the Company by Stikeman Elliott LLP, with respect to Canadian legal matters, and by Skadden, Arps, Slate, Meagher & Flom LLP, with respect to United States legal matters.

        Unless otherwise indicated or the context suggests otherwise, all references in this prospectus and any prospectus supplement to the "Company", "we", "us", or "our" refer to North American Palladium Ltd. and its subsidiaries.

        You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. The Company has not authorized anyone to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus, any prospectus supplement and the documents incorporated herein and therein is accurate only as of the respective dates of the documents in which such information appears. Our business, financial condition, results of operations and prospects may have changed since those dates.

        This prospectus is part of a registration statement on Form F-10 relating to the Securities that we filed with the U.S. Securities and Exchange Commission (the "SEC"). We may, from time to time, sell any combination of the Securities described in this prospectus in one or more offerings up to an aggregate amount of US$300,000,000. This prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest, you should read both this prospectus and any applicable prospectus supplement, together with additional information incorporated by reference and described under the heading "Documents Incorporated By Reference". This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the Securities.

 CAUTIONARY NOTE TO UNITED STATES INVESTORS

        This prospectus has been prepared in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws. Unless otherwise indicated, all reserve and resource estimates included in this prospectus, in any prospectus supplement, or in any documents incorporated by reference herein or therein, have been, and will be, prepared in accordance with Canadian National Instrument 43-101 — Standards of Disclosure for Mineral Projects ("NI 43-101") and the Canadian Institute of Mining, Metallurgy and Petroleum classification system. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

        Canadian standards, including NI 43-101, differ significantly from the requirements of the SEC, and reserve and resource information contained in or incorporated by reference into this prospectus and any prospectus supplement may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, these documents use the terms "measured resources", "indicated resources" and "inferred resources". Investors are advised that, while such terms are recognized and required by Canadian securities laws, the SEC does not recognize them. The requirements of NI 43-101 for the identification of "reserves" are also not the same as those of the SEC, and reserves reported by the Company in compliance with NI 43-101 may not qualify as "reserves" under SEC standards. Under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Investors are cautioned not to assume that any part of a "measured resource" or "indicated resource" will ever be converted into a "reserve". Investors should also understand that "inferred resources" have a great amount of uncertainty as to their existence and as to their economic and legal feasibility. It cannot be assumed that all or any part of "inferred resources" exist, are economically or legally mineable or will ever be upgraded to a higher category. Under Canadian rules, estimated "inferred resources" may not form the basis of feasibility or pre-feasibility studies except in rare cases. In addition, disclosure of "contained ounces" in a mineral resource is permitted disclosure under Canadian regulations. However, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in place tonnage and grade, without reference to unit measures. Accordingly, information concerning mineral deposits set forth in this prospectus, in any prospectus supplement, or in any documents incorporated by reference herein or therein may not be comparable with information made public by companies that report in accordance with U.S. standards.

        See "Glossary of Mining Terms" in this prospectus for a description of certain of the mining terms used in this prospectus, in any prospectus supplement and in the documents incorporated by reference herein and therein.

DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this prospectus from documents filed with the Ontario Securities Commission ("OSC") and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Company at Suite 2116, 130 Adelaide Street West, Toronto, Ontario M5H 3P5, telephone 416-360-7590, or by accessing the disclosure documents available through the internet on the Canadian Securities Administrators' System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com. Disclosure documents filed with, or furnished to, the SEC are available through the SEC's Electronic Document Gathering and Retrieval System (EDGAR) at www.sec.gov.

i

        The following documents are specifically incorporated by reference and form an integral part of this prospectus:

  (a)
  the annual information form of the Company dated March 16, 2009 for the financial year ended December 31, 2008;

  (b)
  the audited consolidated comparative financial statements of the Company and the notes thereto for the financial year ended December 31, 2008, together with the report of the auditors thereon;

  (c)
  management's discussion and analysis of the financial condition and results of operations of the Company for the financial year ended December 31, 2008;

  (d)
  the supplementary schedule of "Reconciliation to Accounting Principles Generally Accepted in the United States" prepared in connection with the audited consolidated comparative financial statements of the Company for the financial year ended December 31, 2008;

  (e)
  the management information circular of the Company dated April 23, 2009 prepared in connection with the Company's annual meeting of shareholders held on May 28, 2009, excluding those portions under the headings "Solicitation of Proxies", "Appointment and Revocation of Proxy", "Exercise of Discretion by Proxies", "Performance Graph", "Corporate Governance" and "Obligations, Duties and Roles of the Board of Directors";

  (f)
  the business acquisition report of the Company dated as of June 5, 2009, prepared in connection with the merger by way of plan of arrangement (the "Arrangement") between the Company and Cadiscor Resources Inc. ("Cadiscor");

  (g)
  the unaudited comparative consolidated financial statements of the Company and the notes thereto for the nine month period ended September 30, 2009 (the "Interim Financial Statements");

  (h)
  management's discussion and analysis of the financial condition and results of operations of the Company for the nine month periods ended September 30, 2009 and 2008 (the "Interim Management's Discussion and Analysis");

  (i)
  the supplementary schedule of "Reconciliation to Accounting Principles Generally Accepted in the United States" prepared in connection with the Interim Financial Statements;

  (j)
  the audited comparative financial statements of Cadiscor and the notes thereto for the financial year ended December 31, 2008, together with the report of the auditors thereon;

  (k)
  the unaudited pro forma consolidated financial statements of the Company for the financial year ended December 31, 2008;

  (l)
  the material change report dated April 3, 2009 prepared in connection with the Arrangement;

  (m)
  the material change report dated August 18, 2009 prepared in connection with a proposed private placement of up to US$50 million aggregate principal amount of 7% secured convertible notes (the "Notes");

  (n)
  the material change report dated September 14, 2009 prepared in connection with the Company's decision not to proceed with the proposed private placement of Notes;

  (o)
  the material change report dated October 1, 2009 prepared in connection with the closing of the Company's "bought deal" prospectus offering of 16,000,000 units of the Company; and

  (p)
  the material change report dated December 10, 2009 prepared in connection with the planned restart of the Lac des Iles mine.

        Scott Wilson Roscoe Postle Associates Inc. prepared a NI 43-101 Technical Report for the Lac des Iles property (including the Lac des Iles mine and the Offset High Grade Zone (the "Offset Zone")) (the "LDI Report"), dated and filed on SEDAR on March 13, 2009. Mineral resource estimates contained in the LDI Report were based on the assumption that production at the Lac des Iles mine would resume at the previous operating rate of 14,000 tpd milled. The LDI Report states that this rate is dependent on resuming open pit mining, and notes that scenarios that consider lower production rates, without open pit mining, are likely to involve higher unit costs ($/t), leading to higher cut-off grades. Higher cut-off grades would reduce resource quantities, most notably in the 13 million tonnes of regular grade ore stockpile, which is very close to the cut-off grade applicable for 14,000 tpd mining and processing operations. As such, mineral resource estimates derived from the LDI Report may no longer be accurate. In addition, the LDI Report includes and updates technical information from a NI 43-101 resource estimate for the Offset Zone (the "Offset Zone Report") dated January 15, 2009. Any reference to, or information originating from, the Offset Zone Report that may be presented in the documents incorporated by reference in this prospectus is no longer relevant and is excluded from this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein.

        Any material change reports (excluding confidential material change reports), annual information forms, interim consolidated financial statements of the Company (including the related management's discussion and analysis), annual audited consolidated financial statements of the Company (including the auditors' report thereon and the related management's discussion and analysis), business acquisition reports, information circulars, and any other disclosure documents required to be incorporated by reference herein under Canadian National Instrument 44-101 — Short Form Prospectus Distributions which are filed by the Company with the OSC after the date of this prospectus and prior to the termination of the offering of securities hereunder shall be deemed to be incorporated by reference into this prospectus. Any similar document filed by the Company with, or furnished by the Company to, the SEC pursuant to the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus shall be deemed to be incorporated by reference in this prospectus and filed as exhibits to the registration statement of which this prospectus forms a part (in the case of any Report on Form 6-K, if and to the extent provided in such report).

        Any statement contained in this prospectus or in a document (or part thereof) incorporated by reference herein, or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in this prospectus or in any subsequently filed document (or part thereof) that also is, or is deemed to be, incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document which it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

        Upon a new annual information form and corresponding annual financial statements and related management's discussion and analysis being filed by us with the OSC during the currency of this prospectus, the previous annual information form and corresponding annual financial statements and related management's discussion and analysis, the supplementary schedule of "Reconciliation to Accounting Principles Generally Accepted in the United States" prepared in connection with the annual financial statements, all interim financial statements and management's discussion and analysis, and all material change reports filed prior to the commencement of the then current financial year will be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of Securities hereunder.

        Upon each new filing of interim financial statements and related management's discussion and analysis filed with the OSC during the currency of this prospectus, the previous interim financial statements and management's discussion and analysis filed prior to the commencement of the then current interim period will be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of Securities hereunder.

        A prospectus supplement or prospectus supplements containing the specific terms for an issue of Securities will be delivered to purchasers of the Securities together with this prospectus to the extent required by applicable securities laws, and will be deemed to be incorporated by reference into this prospectus as of the date of such prospectus supplement but only for the purposes of the Securities issued thereunder.

CURRENCY AND FINANCIAL STATEMENT PRESENTATION

        Unless otherwise specified or the context otherwise requires, all references to dollar amounts in this prospectus, in any prospectus supplement, or in any documents incorporated by reference herein or therein are references to Canadian dollars. References to "$" or "Cdn.$" are to Canadian dollars and references to "US$" are to U.S. dollars. See "Exchange Rate Information."

        Unless otherwise indicated, all financial information included or incorporated by reference in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein has been prepared in accordance with Canadian GAAP. The Company's audited financial statements and interim financial statements that are incorporated by reference into this prospectus have been reconciled to generally accepted accounting principles in the United States ("U.S. GAAP"). The material adjustment that would have been recorded had the audited comparative financial statements of Cadiscor been reconciled to U.S. GAAP relates to the deferred expenditures capitalized under Canadian GAAP, which would have been expensed under U.S. GAAP. For a summary of the significant differences between Canadian GAAP and U.S. GAAP as they apply to the Company's financial statements, you should refer to our supplementary schedules of "Reconciliation to Accounting Principles Generally Accepted in the United States" prepared in connection with the audited consolidated financial statements of the Company for the financial year ended December 31, 2008 and the Interim Financial Statements. See "Documents Incorporated by Reference."

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements, which include future-oriented financial information, within the meaning of the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995 and the securities legislation of certain of the provinces of Canada, including the Securities Act (Ontario). Forward-looking statements, including future-oriented financial information, are necessarily based on estimates and assumptions made by the Company in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. These estimates and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies, many of which, with respect to future events, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by the Company, or on its behalf.

        In making the forward-looking statements, including future-oriented financial information, in this prospectus and the documents incorporated by reference herein, the Company has made several assumptions that it believes are appropriate, including, but not limited to, the assumption that:

  •
  placing the Lac des Iles mine on care and maintenance in October 2008 is temporary and the mine will resume operations in 2010;

  •
  operations at the Lac des Iles mine, once operations resume, and at the Sleeping Giant mine will remain viable operationally and economically;

  •
  the expectations for mill feed head grade and mill performance will proceed as expected;

  •
  the plans for mine production, mill production and exploration will all proceed as expected;

  •
  market fundamentals will result in reasonable demand and prices for palladium, gold and by-product metals in the future;

  •
  the Company will not be subject to any environmental disasters, significant litigation, significant regulatory changes or significant labour disruptions;

  •
  the advice the Company has received from its consultants and advisors relating to matters such as mineral reserve and mineral resource estimates, metallurgy, permitting and environmental matters is reliable and correct and, in particular, the models, expected dilution and mining recovery estimates used to calculate mineral reserves and mineral resources are appropriate and accurate; and

  •
  financing will be available on reasonable terms.

        We cannot assure you that any of these assumptions will prove to be correct.

        Statements about anticipated future results, events and conditions and other statements that are not statements of historical fact may be deemed to be forward-looking statements. The words "expect", "anticipate", "estimate", "may", "could", "would", "might", "will", "should", "intend", "believe", "target", "budget", "plan", "strategy", "goals", "objectives", "projection" or the negative of any of these words and similar expressions are intended to identify forward-looking statements, although these words may not be present in all forward-looking statements. Information concerning mineral reserve and mineral resource estimates also may be considered forward-looking statements, as such information constitutes a prediction of what mineralization might be found to be present if and when a project is actually developed or as development continues.

        In light of the risks and uncertainties inherent in all forward-looking statements, including future-oriented financial information, the inclusion or incorporation by reference of forward-looking statements in this prospectus, in any prospectus supplement, or in any documents incorporated by reference herein or therein, should not be considered as a representation by the Company or any other person that the Company's objectives or plans will be achieved. Numerous factors could cause the Company's actual results to differ materially from those expressed or implied in the forward-looking statements, including the following, which are discussed in greater detail under the heading "Risk Factors" in this prospectus and elsewhere in this prospectus and the documents incorporated by reference herein:

  •
  the inability of the Lac des Iles mine to resume operations in the second quarter of 2010 as anticipated;

  •
  weak prices of palladium and other metals or fluctuations in commodity prices;

  •
  the state of the global economy and economic and political events, including the deterioration of the global capital markets, affecting metal supply and demand;

  •
  fluctuations in foreign currency exchange rates, particularly the Canadian dollar/U.S. dollar exchange rate;

  •
  the ability of the Company to meet operating cost estimates at its Lac des Iles mine and Sleeping Giant mine;

  •
  the accuracy of mineral resource and mineral reserve estimates;

  •
  the demand for, and cost of, exploration, development and construction services and equipment;

v

  •
  the risks related to future exploration programs, including the risk that future exploration will not replace mineral resources and mineral reserves that are depleted;

  •
  the risks of acquisitions and the failure to integrate acquired mining properties;

  •
  the Company's history of losses and the possibility of future losses;

  •
  the inherent risks and hazards associated with mining and processing operations;

  •
  the failure to return to production or maintain projected production levels;

  •
  the potential uncertainty related to title to the Company's mineral properties;

  •
  the Company's dependence on a third party for smelting and refining concentrate that is produced at the Lac des Iles mill;

  •
  the ability of the Company to obtain external financing to explore and develop its properties;

  •
  employment disruptions, including the failure to renew on acceptable terms or at all the collective agreement between the Company and the employee union;

  •
  costs of complying with environmental, health and safety laws and regulations;

  •
  costs of complying with other government regulations;

  •
  the risk that permits and regulatory approvals necessary to develop and operate mines on the Company's properties will not be available on a timely basis, on reasonable terms or at all;

  •
  competition from larger producers of platinum group metals and producers of gold and from potential new producers;

  •
  the development of new technology or new alloys that could reduce the demand for palladium or platinum;

  •
  the loss of key personnel;

  •
  the potential ability of Kaiser-Francis Oil Company ("KFOC") to control the Company;

  •
  risks related to hedging strategies;

  •
  lack of infrastructure necessary to develop the Company's projects;

  •
  risks involved in current or future litigation or regulatory proceedings;

  •
  the ability of the Company to maintain adequate internal control over financial reporting and disclosure controls and procedures; and

  •
  the ability of shareholders in the United States to enforce civil liabilities against a Canadian corporation.

        These factors should be considered carefully, and readers should not place undue reliance on the Company's forward-looking statements. No assurance can be given that the expectations reflected in the forward-looking statements, including future-oriented financial information, contained in this prospectus will prove to be correct. In addition, although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. The Company undertakes no obligation to release publicly any future revisions to forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as expressly required by law.

 INDUSTRY OVERVIEW

Principal Market for Platinum Group Metals

        Platinum group metals ("PGMs") are rare precious metals with unique physical properties that are used in diverse industrial applications and in jewellery. The unique physical characteristics of PGMs include: (1) strong catalytic properties; (2) excellent conductivity and ductility; (3) a high level of resistance to corrosion; (4) strength and durability; and (5) a high melting point. Palladium, like gold, silver and platinum, is a precious metal, as well as one of the six PGMs, which also include rhodium, ruthenium, iridium and osmium. Palladium is used in the manufacture of catalytic converters in the automotive industry, the manufacture of jewellery and electronics, and in dental and chemical applications. As a precious metal, there is also investment demand for palladium in the form of doré bars, generally held as physical inventory by exchange traded funds ("ETFs") and institutional investors.

Supply

        Palladium is typically produced as a by-product metal from either platinum mines in the Republic of South Africa (38%) or Norislk Nickel's mines in Russia (44%). North America contributes approximately 14% to the world's supply of palladium, which was estimated to be approximately 6.1 million ounces in 2009. The Company is one of only two primary producers of palladium in North America.

Demand

        More than half (52%) of the global demand for palladium in 2009 stemmed from the automotive industry for use in auto catalysts, while 14% stemmed from electronics, and 15% stemmed from other uses including ETFs. Chinese jewellery demand accounted for 8%, while the dental industry accounted for 11%.

        The primary use for palladium in the automotive industry is in the manufacture of catalytic converters, which reduce harmful vehicle exhaust emissions by converting them into less harmful carbon dioxide, nitrogen and water vapour. Palladium, platinum and rhodium are the primary components in catalytic converters. The demand for palladium in the automotive industry has more than doubled in the last ten years due to an increase in global automotive production and the tightening of emissions standards worldwide, resulting in steady growth in the use of catalytic converters. Given that the market price for palladium has historically been substantially lower than that of platinum, catalytic converter manufacturers have substituted palladium in place of platinum, where possible, for use in gasoline powered engines. Auto makers are also now using palladium in low sulphur diesel powered engines, although the technology has not advanced sufficiently to replace platinum completely. Palladium can comprise up to approximately 30% of the PGM content of a diesel catalytic converter.

        In the electronics industry, palladium's demand has been rising in recent years. This increase is largely attributable to an increase in demand for palladium-bearing semiconductors that are used in many electronic devices, including cellular telephones, personal and notebook computers, fax machines and home electronics. In the dental industry, palladium is widely used in alloys for dental restoration. Palladium is also used in the manufacture of jewellery and may be used either on its own or as an alloy in white gold. Additionally, palladium is used in crude oil refining catalysts, chemical process catalysts and various chemical applications, including the manufacture of paints, adhesives, fibers and coatings. Palladium is also used in the manufacture of polyester.

        An important macroeconomic trend has been the increase in demand for palladium, along with the other precious metals (i.e. platinum, gold and silver), for investment purposes. Strong investor sentiment for these precious metals has provided support for a favourable palladium pricing environment. Increased participation by a greater variety of market participants and the resulting improvement in liquidity, and the introduction of new investment vehicles are all improving investment demand for palladium. Palladium ETFs were introduced in 2007 by some of the same firms that have introduced platinum ETFs, and there are now palladium ETFs that trade on the London, Swiss, Tokyo and New York stock exchanges.

        The Company may sell palladium into the spot market, directly to a smelter processing the Company's concentrate or directly to end users of palladium metal. In each instance the price for palladium is expected to be determined with reference to prevailing spot market prices.

Principal Market for Gold

        Gold from the Sleeping Giant mine is sold into the spot market at prevailing spot market prices.

 THE COMPANY

        This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference herein. It does not contain all the information that may be important to you. You should carefully read the entire prospectus, including the documents incorporated by reference herein. See "Documents Incorporated by Reference" and "Available Information" in this prospectus. You should also carefully consider the matters discussed under "Risk Factors" in this prospectus.

        North American Palladium Ltd. is the successor to Madeleine Mines Ltd., a company incorporated under the Mining Companies Act (Québec) by letters patent in 1968. In January 1992, Madeleine Mines Ltd. was amalgamated with a federally incorporated company and the amalgamated company was wound up into the parent company, 2750538 Canada Inc. This entity changed its name to Madeleine Mines Ltd. and, in June 1993, the name was changed to North American Palladium Ltd.

        On May 26, 2009, the Company acquired all of the issued and outstanding shares of Cadiscor pursuant to a plan of arrangement under the Canada Business Corporations Act. Cadiscor is now a wholly-owned subsidiary of the Company and owns the Sleeping Giant mine. As part of its development strategy, the Company will consider acquiring additional mining properties, including gold properties, where such transactions are economically and strategically justified.

        The Company's material properties are the Lac des Iles property (including the Lac des Iles mine and the Offset Zone) and the Sleeping Giant mine. Its other principal projects are the Shebandowan West Project and the Discovery Project.

        The Company's head and registered office is located at Suite 2116, 130 Adelaide Street West, Toronto, Ontario, Canada M5H 3P5, telephone 416-360-7590, fax 416-360-7709.

Lac des Iles Property

        The Company's Lac des Iles property is located approximately 85 kilometres northwest of the city of Thunder Bay, Ontario, Canada. The property consists of the Roby open pit mine, the Roby underground mine, the Offset Zone, a processing plant, and the original mill. The primary deposits on the property are the Roby Zone and the Offset Zone, both disseminated magmatic nickel-copper-PGM deposits. On October 21, 2008, the Company announced its intent, effective October 29, 2008, to place the Lac des Iles mine temporarily on care and maintenance due to declining metal prices. On December 8, 2009, the Company announced that it intends to re-open the Lac des Iles mine as an underground-only operation in the second quarter of 2010.

Sleeping Giant Mine

        The Company's Sleeping Giant mine is located in the Abitibi region of Quebec, approximately 80 kilometres north of the town of Amos. The mine is a narrow vein underground mine that commenced production in 1988 and is accessible by a four-compartment production shaft with a total depth of 1053 metres. The mine site also has a mill with a rated capacity of 900 tonnes per day. The previous owner placed the mine on care and maintenance in September 2008. The Company poured its first gold bars at the Sleeping Giant mine on October 6, 2009 and declared commercial production effective January 1, 2010. The Company expects to produce approximately 50,000 ounces of gold in 2010. There are approximately 190 employees currently employed by the Sleeping Giant mine and mill. See "The Sleeping Giant Mine".

Discovery Project

        The Company's Discovery Project is located approximately 35 kilometres northwest of the town of Lebel-sur-Quévillon, Quebec and approximately 70 kilometres from the Sleeping Giant mine. This greenfield gold exploration property is comprised of 124 contiguous mining claims covering 3,351 hectares. Cadiscor engaged InnovExplo Inc. to prepare a NI 43-101 technical report and scoping study on the project, which was issued on August 1, 2008 (the "Discovery Report").

        The Discovery Report estimated that there were 3,109 tonnes of measured resources grading 8.95 g/t, 1,278,973 tonnes of indicated resources grading 5.74 g/t and 1,545,500 tonnes of inferred resources grading 5.93 g/t.

Shebandowan West Project

        On December 10, 2007, the Company earned a 50% interest in the former producing Shebandowan mine and the surrounding Haines and Conacher properties pursuant to an option and joint venture agreement with Vale Inco. The properties contain a series of nickel-copper-PGM mineralized bodies and the land package is located 90 kilometres west of Thunder Bay, Ontario, and approximately 100 kilometres southwest from the Company's Lac des Iles mine. Vale Inco retained an option to increase its interest from 50% to 60%, exercisable in the event that a feasibility study on the properties results in a mineral reserve and mineral resource estimate equivalent to 200 million pounds of nickel and other metals.

 RISK FACTORS

        An investment in the Securities involves risk. In addition to the other information contained in this prospectus and the documents incorporated by reference herein, prospective investors should carefully consider the factors set out below in evaluating the Company and its business before making an investment in the Securities. If any event arising from these risks occurs, the Company's business, prospects, financial condition, results of operations or cash flows could be adversely affected, the trading price of the Securities could decline and all or part of any investment in the Securities may be lost. Additional risks and uncertainties not currently known to the Company or that the Company currently deems immaterial may also materially and adversely affect the Company's business, prospects, financial condition, results of operations or cash flows.

Risks Related to the Company

A prolonged suspension of production at the Lac des Iles mine will adversely impact the financial position of the Company.

        Until recently, the Company has derived all of its revenue from the Lac des Iles mine. As of October 29, 2008, the Company placed the Lac des Iles mine on care and maintenance and laid off approximately 350 employees as a result of declining metal prices. Consequently, the Company's results of operations for the nine months ended September 30, 2009 are not comparable to the same period in 2008 when the Lac des Iles mine was in full production. A sustained period of depressed metal prices, resulting in a lengthy period of suspension in production at the Lac des Iles mine, will result in a significant loss of revenue for this period and could have a material adverse impact on the financial position and results of operations of the Company. A prolonged shutdown of the Lac des Iles mine could also make it more difficult for the Company to recruit qualified employees. Although the Company announced on December 8, 2009 that it intends to resume mining at the Lac des Iles mine as an underground-only operation, there can be no guarantee that the restart will proceed as expected.

The Company's financial results are directly affected by commodity prices.

        The Company's earnings are directly related to commodity prices as its revenues have historically been derived from sales of palladium and, to a lesser extent, platinum, gold, nickel and copper produced from its Lac des Iles mine, which is currently idle. It is not the Company's current practice to sell forward its production. Commodity prices can fluctuate widely and are affected by numerous factors beyond the Company's control, including production at other mines, supply from recycling, producer hedging activities, the state of the automotive industry, other production, investor demand, central bank gold sales and overall political and economic conditions. The price of palladium is affected by global supply and demand for the commodity, speculative activities, international political and economic conditions, currency exchange rates, production levels, the availability and cost of substitutes, and supply of palladium from Russia and South Africa, the two major PGM producing countries. Further, the prices of palladium have on occasion been subject to very rapid short-term changes because of the smaller size of the market relative to other metals. The aggregate effect of these factors is impossible to predict with any accuracy.

        Over the last few years, the market price of palladium has been extremely volatile. In March 2008, the PM London Fix Price of palladium traded at a high of US$582 per ounce, and by December 2008 it had declined to a low of US$164 per ounce. On February 8, 2010, the PM London Fix Price of palladium was US$405 per ounce. A prolonged or significant global economic contraction could put downward pressure on market prices of PGMs, particularly if demand for PGMs continues to decline in connection with reduced automobile demand.

        Changes in currency exchange rates, and particularly a significant weakening of the South African rand relative to the U.S. dollar, could reduce relative costs of production and improve the competitive cost position of South African PGM producers. This in turn could result in additional PGM production from South Africa. An increased supply of palladium from South Africa could have a negative impact on the price of palladium.

        If the price for palladium remains depressed, this will affect the Company's financial performance and results of operations adversely. The Company's primary source of revenue has historically been the sale of palladium, which accounted for approximately 45% of the Company's revenue in 2008 and 47% of the Company's revenue in 2007. In prior years, changes in the market price of palladium have significantly impacted the Company's profitability and the trading price of the Common Shares. In October 2008, when the market prices of palladium and by-product metals fell below the Company's total cash costs of production, the Company suspended operations at its Lac des Iles mine.

Deterioration of economic conditions will adversely impact the Company's revenues.

        The deterioration in the U.S. and global capital markets, the financial services industry and economic conditions generally, could continue to impact the Company's business in several negative ways. For instance, market volatility, tight credit markets and the decline in the U.S. housing market have adversely affected consumer confidence and reduced business activity, both of which have negatively impacted the Company's revenue and the market price of the Common Shares since PGMs are used in the production of consumer items such as automobiles, electronics and jewellery. In addition, some purchasers of PGMs, such as automobile manufacturers, could experience serious cash flow problems due to the deteriorating global capital markets. PGM purchasers may be forced to reduce their product lines or production, shut down their operations or file for bankruptcy protection, which would have a material adverse effect on the Company's business. Approximately half of global demand for palladium and platinum is for the manufacture of automotive catalytic converters. Any continuation or worsening of the economic downturn will continue to affect the Company adversely.

Fluctuations in foreign currency exchange rates in relation to the U.S. dollar may have an adverse effect on the Company's results of operations.

        Changes in the Canadian dollar/U.S. dollar exchange rate significantly affect the Company's operating results and cash flows. Exchange rate movements can have a significant impact as all of the Company's revenue is earned in U.S. dollars but most of its operating and capital costs are incurred in Canadian dollars. As a result, if mining operations resume at the Lac des Iles mine and assuming that they continue at the Sleeping Giant mine, a strengthening Canadian dollar relative to the U.S. dollar will result in reduced profit or increased losses for the Company. The Canadian dollar/U.S. dollar exchange rate has varied significantly over the last several years. The Company does not currently hedge its foreign exchange exposure against the effects of currency fluctuations but may do so in the future. There can be no assurance that foreign exchange fluctuations will not materially adversely affect the Company's financial performance and results of operations.

The Company may not meet its production level and operating cost estimates and, if it does not, its results of operations may be adversely affected.

        Planned production levels and operating costs upon the resumption of operations at the Lac des Iles mine and at the Sleeping Giant mine are estimates, with the estimates in respect of the Lac des Iles mine being based on the Company's experience in operating such mine. The Company has little experience operating the Sleeping Giant mine and thus many estimates related thereto are based in whole or in part on projections. All of the Company's estimates are subject to numerous uncertainties, many of which are beyond the Company's control. The Company cannot give assurances that its actual production levels will not be substantially lower than its estimates or that its operating costs will not be materially higher than anticipated. For example, production levels for 2008 were considerably lower than initial estimates as a result of the decision to place the Lac des Iles mine on temporary care and maintenance.

Calculation of mineral resources, mineral reserves and metal recovery are only estimates, and there can be no assurance about the quantity and grade of minerals until the metals are actually mined.

        The calculation of mineral resources, mineral reserves and grades are merely estimates and depend on geological interpretation and statistical inferences or assumptions drawn from drilling and sampling analysis, which might prove to be unpredictable. Mineral resources that are not mineral reserves do not have demonstrated economic viability and mineral reserve estimates are based on certain assumptions, including metal prices. Until mineral resources or mineral reserves are actually mined and processed, the quantity of reserves or resources and their respective grades must be considered as estimates only. Any material change in the quantity of mineral resources, mineral reserves, grade or stripping ratio may affect the mine life of the Company's properties.

Decreases in the market price of palladium, gold or other metals may render the mining of some or all of the reserves uneconomic.

        The mineral resource and reserve figures presented in the documents incorporated by reference in this prospectus are estimates, which are, in part, based on forward-looking information, and no assurance can be given that the indicated level of palladium, platinum, gold, nickel and copper will be produced. Estimated reserves may have to be recalculated based on actual production experience. Market price fluctuations of these metals, as well as increased production costs or reduced recovery rates and other factors, may render the present proven and probable reserves unprofitable to mine for periods of time.

        The mineral resource estimates in the LDI Report assume long term prices of US$350/oz palladium, US$1,400/oz platinum, US$850/oz gold, US$6.50/lb nickel and US$2.00/lb copper. The mineral resource estimates in the NI 43-101 Technical Report for the Shebandowan West Project, dated August 9, 2007 and filed on SEDAR October 26, 2007, assume 18-month trailing average metal prices of US$300/oz palladium, US$750/oz platinum, US$400/oz gold, US$7/lb nickel and US$1.50/lb copper. The mineral resource and reserve estimates in the Sleeping Giant Report (as defined below) assume long-term prices of Cdn.$850 per ounce for gold. The mineral resource and reserve estimates in the Discovery Report assume a price of Cdn.$850 per ounce for gold for the first five years and Cdn.$750 per ounce for gold for the last year. To the extent that actual metal prices are lower than the prices assumed in these technical reports, mineral reserve and resource estimates would be lower than estimated.

If mineral resource and reserve estimates are not accurate, production may be less than estimated which would adversely affect the Company's financial condition and results of operations.

        The Company cannot be certain that its mineral resource and reserve estimates are accurate and cannot guarantee that it will recover the expected quantities of metals. Future production could differ dramatically from such estimates for the following reasons:

  •
  actual mineralization or ore grade could be different from those predicted by drilling, sampling, feasibility studies or technical reports;

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  increases in the capital or operating costs of the mine;

  •
  changes in the life-of-mine plan; or

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  the grade of ore may vary over the life of the mine and the Company cannot give any assurances that any particular mineral reserve estimate will ultimately be recovered.

        The occurrence of any of these events may cause the Company to adjust its mineral resource and reserve estimates or change its mining plans, which could negatively affect the Company's financial condition and results of operations. Moreover, short-term factors, such as the need for additional development of the orebody or the processing of new or different grades, may adversely affect the Company.

Favourable market conditions from 2004 to 2007 encouraged increased mining exploration, development and construction activity in the mining industry, resulting in increased demand for, and cost of, exploration, development and construction services and equipment.

        The overall strength of the metals market from 2004 to 2007 resulted in an increase in exploration, development and construction activities around the world, resulting in increased demand for, and cost of, exploration, development and construction services and equipment. The costs of such services and equipment could increase in the future if such trends were to resume, which could result in delays if services or equipment cannot be obtained in a timely manner.

Future exploration at the Lac des Iles mine, the Sleeping Giant mine or at the Company's other exploration properties may not result in increased mineral resources or mineral reserves, which could prevent the Company from sustaining its targeted production levels over the long term.

        As mines have a depleting asset base, the Company actively seeks to replace and expand its mineral resources and mineral reserves, through exploration and development, strategic acquisitions and joint ventures. The Company has conducted exploration programs on the Lac des Iles property, on the Sleeping Giant mine, on the Discovery Project, on the Shebandowan West Project and elsewhere, with the objective of increasing total mineral resources and mineral reserves. Exploration for minerals involves many risks and uncertainties and is frequently unsuccessful. Among the many uncertainties inherent in any exploration and development program are the location of economic mineralized zones, the development of appropriate metallurgical processes, the receipt of necessary governmental permits to mine a deposit and the construction of mining and processing facilities. Assuming discovery of an economic mineralized zone, several years may elapse from the completion of the exploration phase until commercial production commences and during such time the economic feasibility of production may change. There can be no assurance that the Company's current exploration and development programs will result in economically viable mining operations or yield new mineral resources and mineral reserves to replace current mineral resources and mineral reserves. This could prevent the Company from sustaining its targeted production levels over the long term, which could affect its ability to continue as a going concern.

Risks of acquisitions and the failure to integrate acquired mining properties.

        On May 26, 2009, the Company acquired Cadiscor and its assets, including the Sleeping Giant mine and the Discovery Project. As part of its development strategy, the Company intends to acquire additional mining properties, including gold properties, where such transactions are economically and strategically justified. For instance, on November 5, 2009, the Company acquired the Harricana North Property, located north-north-west of the Sleeping Giant mine in the Abitibi region, from Diagnos Inc., and on August 27, 2009, the Company signed a Letter of Agreement with Midland Exploration Inc. to earn an interest in the Laflamme gold property. The Laflamme gold property is located between the Sleeping Giant mine and the Comtois gold deposit in the Abitibi region. However, there can be no assurance that the Company will be able to identify attractive acquisition candidates in the future or that it will succeed at effectively managing the integration of acquired mining properties, including the Sleeping Giant mine and the Discovery Project. If the expected synergies from such transactions do not materialize, or if the Company fails to integrate such new mining properties successfully into its existing business, or if acquired businesses or properties have unexpected liabilities, the Company's results of operations could be adversely affected.

The Company has a history of losses.

        The Company has a history of losses, and there can be no assurance that it will be profitable in the future. The Company expects to resume production at the Lac des Iles mine in the second quarter of 2010 and declared commercial production at the Sleeping Giant mine on January 1, 2010 but, even if the Company is successful in these operations, there can be no assurance that the Company will ever achieve profitability.

The risks and hazards associated with mining and processing pose operational and environmental risks that may not be covered by insurance and may increase the Company's costs.

        Mining and processing operations involve many risks and hazards, including, among others: metallurgical and other processing problems; unusual and unexpected rock formations; ground or slope failures or underground cave-ins; environmental contamination; industrial accidents; fires; flooding and periodic interruptions due to inclement or hazardous weather conditions or other acts of nature; organized labour disputes or work slow-downs; mechanical equipment failure and facility performance problems; and the availability of critical materials, equipment and skilled labour. These risks could result in damage to, or destruction of, the Company's properties or production facilities, personal injury or death, environmental damage, delays in mining or processing, increased production costs, asset write downs, monetary losses and legal liability.

        The Company cannot be certain that its insurance will cover all of the risks associated with mining and processing or that it will be able to maintain insurance to cover these risks at economically feasible premiums. The Company could also become subject to liability for hazards against which it cannot insure or against which the Company may elect not to insure because of high premium costs or commercial impracticality. Such events could result in a prolonged interruption in operations that would have a negative effect on the Company's ability to generate revenues, profits and cash flow. Losses from such events may increase costs and decrease profitability.

The Company's failure to return to production or maintain projected production levels for its underground mining operations will adversely affect its ability to generate revenue and profits.

        The Company's future prospects will be negatively affected if the Lac des Iles mine fails to return to production. Unforeseen conditions or developments could arise during the ongoing development and operation of the Sleeping Giant mine, or if and when the Lac des Iles mine resumes operations or the Company's other properties commence operations, which could increase costs and adversely affect the Company's ability to generate revenue and profits. These events may include, among others: shortages or unanticipated increases in the cost of equipment, materials or skilled labour; delays in delivery of equipment or materials; labour disruptions; adverse weather conditions or natural disasters; accidents; unforeseen engineering, design, environmental or geological problems; and unanticipated changes in the life-of-mine plan or the ultimate pit design.

Title to the Company's mineral properties cannot be guaranteed and may be subject to prior recorded and unrecorded agreements, transfers or claims and other defects and potential aboriginal rights claims.

        The Company cannot guarantee that title to its properties will not be challenged. Title insurance is generally not available for mineral properties and the Company's ability to ensure that it has obtained secure claim to individual mineral properties or mining concessions may be severely constrained. The Company's mineral properties may be subject to prior recorded and unrecorded agreements, transfers or claims, and title may be affected by, among other things, undetected defects. Additionally, there can be no guarantee that potential aboriginal rights claims to the Company's mineral properties will not create delays in project approval, unexpected interruptions in project progress or result in additional costs to advance the project. A successful challenge to the area and location of these claims could result in the Company being unable to operate on its properties as permitted or being unable to enforce its rights with respect to its properties.

The Company is dependent on a third party for smelting and refining concentrate from the Lac des Iles mill. If a third party is unable to accommodate the Company's smelting and refining requirements, the Company's ability to generate revenues could be harmed.

        The Company had a smelter agreement with Xstrata Nickel ("Xstrata"), which provided for the smelting and refining of the principal metals contained in the concentrates produced at the Lac des Iles mine. The agreement with Xstrata was terminated in 2009. The failure to enter into a smelting and refining agreement with Xstrata or another third party on acceptable terms, or at all, could have a material adverse effect on the Company's financial performance and results of operations until such time as smelting and refining arrangements can be made or alternative purchasers of the Company's concentrates can be found. There can be no assurance that new arrangements would be on terms as favourable to the Company as its previous agreement with Xstrata.

Increased competition could adversely affect the Company's ability to acquire suitable producing properties or prospects for mineral exploration in the future.

        The mining industry is intensely competitive. The Company may be at a competitive disadvantage in acquiring additional mining properties because it must compete with other companies, many of which have greater financial resources, operational experience and technical capabilities than the Company. As a result, for reasons beyond its control, the Company may not be able to acquire mining properties in the future on acceptable terms.

The exploration and development of the Company's properties will require substantial additional financing.

        The exploration and development of the Offset Zone at the Lac des Iles mine and at other properties will require substantial additional financing. Failure to obtain sufficient financing may result in the delay or indefinite postponement of exploration activities, development or production on any or all of the Company's properties or even a loss of property interest. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favourable to the Company.

The Company's inability to renew its collective agreement on acceptable terms could have a material adverse effect on the Company.

        The Company's collective agreements with the United Steelworkers of America, which represents the hourly employees at the Lac des Iles and the Sleeping Giant mines, expired in February 2009 and will expire on July 31, 2010, respectively. The inability to renew these agreements on acceptable terms could have a material adverse effect on the Company and could potentially delay or prevent the re-opening of the Lac des Iles mine or operations at the Sleeping Giant mine. In addition, work stoppages or strikes at either mine could have a material adverse effect on the results of operations and financial performance of the Company.

The Company is subject to extensive environmental legislation and the costs of complying with these applicable laws and regulations may be significant.

        The Company's operations are subject to extensive environmental legislation. This legislation requires the Company to obtain various operating approvals and licenses and also imposes standards and controls relating to exploration, development and production activities.

        The cost to the Company of obtaining operating approvals and licenses and abiding by environmental legislation, standards and controls may be significant. Further, if the Company fails to obtain or maintain such operating approvals or licenses, or breaches such legislation, standards or controls, it may not be able to continue its operations in its usual manner or at all, and the Company may be subject to fines or other liabilities that may have a material adverse impact on its operations or financial results.

        The Company will be responsible for all costs of closure and reclamation at the Lac des Iles mine and the Sleeping Giant mine. In addition, to the extent that the Company's exploration activities at other projects, including the Shebandowan West Project and the Discovery Project, disturb the land or some other environmental attribute, the Company may incur clean-up and other reclamation costs at such projects. Under applicable legislation, the Company has established a trust fund to prepare for closure and reclamation at the Lac des Iles mine. The current amended mine closure plan requires the payment by the Company of Cdn.$8.4 million for cleanup and restoration of the Lac des Iles mine site. The trust fund is maintained by the Ontario Ministry of Northern Development and Mines and will become available to the Company when the mine closure is completed. At December 31, 2009, approximately Cdn.$8.7 million (including accrued interest) had been deposited by the Company into the trust fund. Thus, while the Company will be required to pay closure costs, once paid and following completion of the closure, it can access the trust funds. The estimated closure and reclamation costs at the Sleeping Giant mine are Cdn.$4.4 million. Of this amount, Cdn.$1.8 million is currently held in a trust fund established to prepare for the closure and reclamation of the Sleeping Giant mine. There can be no assurance that the closure and reclamation costs for the Lac des Iles mine or the Sleeping Giant mine will not substantially exceed the Company's estimates, or that any trust funds available will cover these costs.

        Changes in environmental legislation or in its enforcement, new information on existing environmental conditions or other events, including changes in environmental controls or standards or in their enforcement, may increase future environmental expenditures or otherwise have a negative effect on the Company's financial condition and results of operations. In addition to existing requirements, it is expected that other environmental legislation may be implemented in the future with the objective of further protecting human health and the environment. New environmental legislation or changes in existing environmental legislation could have a negative effect on production levels, product demand, product quality and methods of production and distribution. The complexity and breadth of these issues make it difficult for the Company to predict their impact. The Company anticipates capital expenditures and operating expenses would likely increase as a result of compliance with new or more stringent environmental legislation.

        Failure to comply with environmental legislation may result in the issuance of governmental orders, the imposition of penalties, liability for related damages and the loss of operating licenses or approvals. The Company cannot give assurances that it will at all future times be in compliance with all federal and provincial environmental legislation or that steps to bring the Company into compliance would not have a negative effect on its financial condition and results of operations.

Compliance with current and future government regulations may cause the Company to incur significant costs.

        The Company's activities are subject to extensive Canadian federal and/or provincial legislation governing matters such as mine safety, occupational health, labour standards, prospecting, exploration, production, exports, toxic substances, explosives, management of natural resources, price controls, land use, water use and taxes. Compliance with this and other legislation could require the Company to make significant capital outlays. The enactment of new legislation or more stringent enforcement of current legislation may increase costs, which could have a negative effect on the Company's financial position. The Company cannot make assurances that it will be able to adapt to these regulatory developments on a timely or cost effective basis. Violations of these laws, regulations and other regulatory requirements could lead to substantial fines, penalties or other sanctions including possible shut-downs of the Lac des Iles mine, the Sleeping Giant mine or the Company's other projects and future operations, as applicable.

The Company is required to obtain and renew governmental permits in order to conduct mining operations, which is often a costly and time-consuming process.

        Throughout the normal course of business, the Company is required to obtain and renew governmental permits for exploration, operations and expansion of existing operations or for the development of new projects. Obtaining or renewing governmental permits is a complex and time-consuming process. The duration and success of permitting efforts are contingent upon many variables not within the Company's control, including the interpretation of requirements implemented by the applicable permitting authority. The Company may not be able to obtain or renew permits that are necessary to its operations, or the cost to obtain or renew permits may exceed the Company's expectations. Failure to comply with permits may disrupt the Company's operations. Any unexpected delays or costs associated with the permitting process could delay the development or impede the operation of a mine, which could materially adversely affect the Company's revenues and future growth.

The Company faces competition from larger producers of platinum group metals and producers of gold and from potential new producers of platinum group metals and producers of gold.

        The Company competes globally with other PGM and gold producers and suppliers, some of which are significantly larger and have access to greater mineral reserves and financial resources. In addition, recycling and new mines could increase the global supply of palladium and gold. The Company may not be successful in competing with these existing and emerging PGM and gold producers and suppliers.

The development of new technology or new alloys could reduce the demand for palladium and platinum.

        Demand for palladium and platinum may be reduced if manufacturers in the automotive, electronics and dental industries find substitutes for palladium or platinum. The development of a substitute alloy or synthetic material that has catalytic characteristics similar to PGMs could result in a decrease in demand for palladium and platinum. Furthermore, if the automotive industry were to develop automobiles, like pure electric vehicles, that do not use catalytic converters, it could significantly reduce the demand for palladium and platinum. High prices for palladium or platinum would create an incentive for the development of substitutes. Any such developments could have a material adverse effect on the Company's financial condition and results of operations.

If the Company loses key personnel or is unable to attract and retain personnel, the Company's mining operations and prospects could be significantly harmed.

        The Company is dependent upon the services of a small number of members of senior management. The Company's current operations and its future prospects depend on the experience and knowledge of these individuals. The Company does not maintain any "key person" insurance. The loss of one or more of these individuals could have a material adverse effect on the Company's mining operations and results of operations.

The Company's principal shareholder has the ability to direct the Company's affairs and business, and, because the principal shareholder owns approximately 29.6% of the outstanding Common Shares, third parties may be deterred from acquiring the Company.

        To the Company's knowledge, KFOC owns Common Shares representing approximately 29.6% of the total number of Common Shares outstanding as at February 8, 2010 (assuming that KFOC has made no purchases of Common Shares since April 14, 2009). KFOC, therefore, has the potential ability to direct the affairs and business of the Company and it cannot be assumed that the interests of KFOC will coincide with those of the Company. This concentration of ownership may result in KFOC having the ability to elect the Company's board of directors and may have the effect of delaying or preventing a change in control of the Company, which may deprive the Company's shareholders of a control premium that might otherwise have been realized in connection with an acquisition of the Company. Alternatively, if KFOC sells its shareholdings to a third party, the new purchasing shareholder would obtain a considerable and possibly controlling interest in the Company. There can be no assurance that the interests of such a shareholder would be consistent with the plans of the Company as described in this prospectus or that such a sale would not decrease the value of the Securities.

The Company's hedging activities or its decision not to hedge could expose it to losses.

        The Company does not currently engage in hedging transactions, but from time to time, the Company may in the future engage in hedging activities to manage its exposure related to currencies, interest rates and commodity prices. Without hedging transactions, the Company is exposed to potentially adverse effects of fluctuations in currency exchange rates, interest rates and commodity prices. While hedging related to realized metal prices may protect the Company against low metal prices, it may also limit the price the Company can receive on hedged products. As a result, the Company may be prevented from realizing possible revenues in the event that the market price of a metal exceeds the price stated in a forward sale or call option contract. In addition, the Company may experience losses if a counterparty fails to purchase under a contract when the contract price exceeds the spot price of a commodity.

Lack of infrastructure could delay or prevent the Company from developing its projects.

        Completion of the development of the Company's advanced exploration projects is subject to various requirements, including the availability and timing of acceptable arrangements for electricity or other sources of power, water and transportation facilities. The lack of availability on acceptable terms or the delay in the availability of any one or more of these items could prevent or delay development of the Company's advanced exploration projects. If adequate infrastructure is not available in a timely manner, there can be no assurance that: the development of the Company's projects will be completed on a timely basis, if at all; the resulting operations will achieve the anticipated production volume; or the ongoing operating costs associated with the development of the Company's advanced projects will not be higher than anticipated.

Current and future litigation and regulatory proceedings may impact the revenue and profits of the Company.

        The Company may be subject to civil claims (including class action claims) based on allegations of negligence, breach of statutory duty, public nuisance or private nuisance or otherwise in connection with its operations or investigations relating thereto. While the Company is presently unable to quantify its potential liability under any of the above heads of damage, such liability may be material to the Company and may materially adversely affect its ability to continue operations.

        In addition, the Company may be subject to actions or related investigations by governmental or regulatory authorities in connection with its activities at the Lac des Iles mine, Sleeping Giant mine or its other properties. Such actions may include prosecution for breach of relevant legislation or failure to comply with the terms of the Company's licenses and permits and may result in liability for pollution, other fines or penalties, revocations of consents, permits, approvals or licenses or similar actions, which could be material and may impact the results of operations of the Company. The Company's current insurance coverage may not be adequate to cover any or all the potential losses, liabilities and damages that could result from the civil and/or regulatory actions referred to above.

The Company may fail to achieve and maintain adequate internal control over financial reporting pursuant to the requirements of the Sarbanes-Oxley Act and equivalent Canadian legislation.

        The Company documented and tested during its most recent fiscal year its internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act ("SOX") and equivalent Canadian legislation. Both SOX and Canadian legislation require management to assess annually the effectiveness of the Company's internal control over financial reporting ("ICFR"). Cadiscor, acquired in May 2009, was not subject to equivalent SOX or Canadian certification requirements prior to its acquisition and the Company, in accordance with applicable U.S. and Canadian securities laws, has elected to temporarily exclude Cadiscor from the scope of certification of ICFR. The Company will be required to include Cadiscor in its certification of the design of controls as at June 30, 2010 and will be required to certify the effectiveness of those controls as at December 31, 2010. The Company may fail to achieve and maintain the adequacy of its ICFR as such standards are modified, supplemented, or amended from time to time, and the Company may not be able to ensure that it can conclude, on an ongoing basis, that it has effective ICFR in accordance with Section 404 of SOX and equivalent Canadian legislation. The Company's failure to satisfy the requirements of Section 404 of SOX and equivalent Canadian legislation on an ongoing, timely basis could result in the loss of investor confidence in the reliability of its financial statements, which in turn could harm the Company's business and negatively impact the trading price of the Common Shares or the market value of its other securities. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Company's operating results or cause it to fail to meet its reporting obligations. Future acquisitions of companies, if any, may provide the Company with challenges in implementing the required processes, procedures and controls in its acquired operations. No evaluation can provide complete assurance that the Company's ICFR will detect or uncover all failures of persons within the Company to disclose material information otherwise required to be reported. The effectiveness of the Company's processes, procedures and controls could also be limited by simple errors or faulty judgments. In addition, if the Company expands, the challenges involved in implementing appropriate ICFR will increase and will require that the Company continue to improve its ICFR.

Because the Company is a Canadian corporation and the majority of its directors and officers are resident in Canada, it may be difficult for investors in the United States to enforce civil liabilities against the Company based solely upon the federal securities laws of the United States.

        The Company is a Canadian corporation, with its principal place of business in Canada. A majority of the Company's directors and officers and some or all of the experts named in the registration statement to which this prospectus relates are residents of Canada and a significant portion of the Company's assets and the assets of a majority of the Company's directors and officers and the experts named in this prospectus are located outside the United States. Consequently, it may be difficult for U.S. investors to effect service of process within the United States upon the Company or its directors or officers or such experts who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liabilities under the United States Securities Act of 1933, as amended. Investors should not assume that Canadian courts (1) would enforce judgments of U.S. courts obtained in actions against the Company or such directors, officers or experts predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or "blue sky" laws of any state within the United States or (2) would enforce, in original actions, liabilities against the Company or such directors, officers or experts predicated upon the U.S. federal securities laws or any such state securities or "blue sky" laws. In addition, the protections afforded by Canadian securities laws may not be available to investors in the United States.

Risks Related to the Company's Securities

Future sales or issuances of equity securities could decrease the value of the Common Shares and Warrants, dilute investors' voting power and reduce the Company's earnings per share.

        The Company may sell additional equity securities in subsequent offerings (including special shares that have rights and preference potentially superior to those of the Common Shares or through the sale of debt securities or other securities convertible into equity securities) and may issue additional equity securities to finance future acquisitions and other projects and to satisfy its obligations pursuant to the exercise of Common Share purchase warrants.

        Sales or issuances of a substantial number of equity securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Shares and Warrants. With any additional sale or issuance of equity securities, investors will suffer dilution of their voting power and the Company may experience dilution in its earnings per share.

The Common Shares are publicly traded and are subject to various factors that have historically made the Company's share price volatile.

        The trading price of the Common Shares has been, and may continue to be, subject to large fluctuations and, therefore, the trading price of the Company's securities convertible into, or exchangeable for, the Common Shares may also fluctuate significantly, which may result in losses to investors. The trading price of the Common Shares and Warrants may increase or decrease in response to a number of events and factors, including:

  •
  the Company's operating performance and the performance of competitors and other similar companies;

  •
  volatility in palladium, gold and other metal prices;

  •
  the public's reaction to the Company's press releases, other public announcements and the Company's filings with the various securities regulatory authorities;

  •
  changes in earnings estimates or recommendations by research analysts who track the Common Shares or the shares of other companies in the mineral resource sector;

  •
  changes in general economic and/or political conditions;

  •
  the number of Common Shares to be publicly traded after any offering;

  •
  the arrival or departure of key personnel;

  •
  acquisitions, strategic alliances or joint ventures involving the Company or its competitors; and

  •
  the factors listed under the heading "Cautionary Note Regarding Forward-Looking Statements."

        In addition, the market prices of the Common Shares and Warrants are affected by many variables not directly related to the Company's success and that are, therefore, not within the Company's control, including other developments that affect the market for all mineral resource sector securities, the breadth of the public market for the Common Shares and Warrants, and the attractiveness of alternative investments. The effect of these and other factors on the market price of the Common Shares on the exchanges on which the Common Shares trade has historically made the Company's share price volatile and suggests that the Company's share price (and the price of the Warrants) could continue to be volatile in the future.

The Securities may not be listed and there may not be an established trading market for those securities. You may be unable to sell the Securities at the prices you desire or at all.

        There is no existing trading market for the Special Shares, Debt Securities, Warrants, share purchase contracts, share purchase or equity units or subscription receipts. As a result, there can be no assurance that a liquid market will develop or be maintained for those securities, or that you will be able to sell any of those securities at a particular time (if at all). We may not list the Special Shares, Debt Securities, Warrants, share purchase contracts, share purchase or equity units or subscription receipts on any Canadian or U.S. securities exchange, and the Common Shares may be delisted or suspended. The liquidity of the trading market in those securities, and the market price quoted for those securities, may be adversely affected by, among other things:

  •
  changes in the overall market for those securities;

  •
  changes in our financial performance or prospects;

  •
  changes or perceived changes in our creditworthiness;

  •
  the prospects for companies in our industry generally;

  •
  the number of holders of those securities;

  •
  the interest of securities dealers in making a market for those securities; and

  •
  prevailing interest rates.

The Debt Securities will be unsecured debt of the Company and will rank equally in right of payment with all other existing and future unsecured debt of the Company.

        The Debt Securities will be unsecured debt of the Company and will rank equally in right of payment with all other existing and future unsecured debt of the Company. The Debt Securities will be effectively subordinated to all existing and future secured debt of the Company to the extent of the assets securing such debt. If the Company is involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including the Debt Securities. In that event, a holder of Debt Securities may not be able to recover any principal or interest due to it under the Debt Securities.

Holders of the Debt Securities will effectively be subordinated to the claims of the holders of third party indebtedness of the Company's subsidiaries.

        The Company conducts its operations through subsidiaries and to the extent any such subsidiary has or incurs indebtedness with a third party, the holders of the Debt Securities will be effectively subordinated to the claims of the holders of such third party indebtedness, including in the event of liquidation or upon a realization of the assets of any such subsidiary.

The board of directors may issue, without shareholder approval, an unlimited number of Special Shares that have rights and preferences potentially superior to those of the Common Shares. Such an issuance may delay or prevent a change of control.

        While there are no Special Shares currently outstanding, the Company's articles allow the issuance of an unlimited number of Special Shares in one or more series. Subject to the TSX, NYSE Amex and any applicable regulatory approvals, the board of directors may set the rights and preferences of any series of Special Shares in its sole discretion without shareholder approval. The rights and preferences of those Special Shares may be superior to those of the Common Shares. Accordingly, the issuance of Special Shares may adversely affect the rights of holders of Common Shares and could have the effect of delaying or preventing a change of control, which may deprive the Company's shareholders of a control premium that might otherwise have been realized in connection with an acquisition of the Company.

There may be adverse U.S. tax consequences for investors in the United States if the Company is or becomes a "passive foreign investment company" under the U.S. Internal Revenue Code.

        Potential investors that are U.S. Holders (as defined in "Income Tax Considerations") should be aware that we believe we were not a "passive foreign investment company" ("PFIC") for the taxable year ended December 31, 2009. Further, we believe we will not be a PFIC for subsequent taxable years as production has commenced at the Sleeping Giant mine and the Lac des Iles mine is expected to resume production in 2010. However, if we are a PFIC, certain adverse tax consequences may apply to gains recognized on the sale of certain Securities (other than Debt Securities or warrants to purchase Debt Securities) and any "excess distributions" (as specifically defined) paid on our Equity Securities. The PFIC considerations applicable to particular Securities will be discussed in the applicable prospectus supplement.

        The determination of whether we will be a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether we will be a PFIC for any taxable year generally depends on our assets and income over the course of each such taxable year and, as a result, cannot be predicted with certainty as of the date of this prospectus. Accordingly, there can be no assurance that the U.S. Internal Revenue Service will not challenge our determination made concerning our PFIC status or that we will not be a PFIC for any taxable year.

        See the applicable prospectus supplement for more information on tax considerations related to our PFIC status, including the ability of U.S. Holders to make certain elections that may mitigate the adverse consequences if the Company were a PFIC. Potential investors that are U.S. Holders should be aware that a qualified electing fund election would not be available because the Company does not intend to provide the information necessary to allow U.S. Holders to make such election.

 THE LAC DES ILES PROPERTY

Lac des Iles Mine

Overview

        The Company owns the Lac des Iles mine, which is located approximately 85 kilometres northwest of the city of Thunder Bay, Ontario, Canada. The mine consists of the Roby open pit mine, the Roby underground mine, the Offset Zone, a processing plant with a nominal capacity of approximately 15,000 tonnes per day, and the original mill with a nominal capacity of approximately 2,400 tonnes per day. The primary deposits on the property are the Roby Zone and the Offset Zone, both disseminated magmatic nickel-copper-PGM deposits.

        The Company began mining the Roby Zone in 1993 using open pit mining methods. In April 2006, the Roby underground mine went into commercial production to access a higher grade portion of the Roby Zone. The Company produced 286,334 and 212,046 ounces of palladium from the Lac des Iles mine in 2007 and 2008, respectively.

        On October 21, 2008, the decision was made to place the Lac des Iles mine temporarily on care and maintenance, effective October 29, 2008, due to declining metal prices. In particular, declining sales and production in the automotive industry, the major consumer of palladium and platinum, suggested that PGM producers would face significant challenges in the near term. The closure resulted in the layoff of approximately 350 employees. On December 8, 2009, the Company announced that the mine would resume operations as an underground-only operation. The Company anticipates mill restart capital expenditures to be approximately Cdn.$4,000,000, and capitalized pre-production operating costs to be approximately Cdn.$10,000,000. These estimated capital costs were previously disclosed in the Company's material change report dated December 10, 2009. See "Documents Incorporated by Reference." John Caldbick, P. Eng., the General Manager of the Lac des Iles mine, is a qualified person under NI 43-101 and is responsible for the estimated restart costs. Mr. Caldbick verified the restart cost estimates by conducting a financial analysis with senior mine site personnel, taking into account the Company's past practices over the mine's 15-year operating history and current plans for operations at the Lac des Iles mine.

        The Company intends to begin development in February 2010 of a new 1,500-metre ramp over a depth of 200 metres that will take approximately 12 months to complete at a cost of approximately Cdn.$16,000,000. The ramp is designed to facilitate exploration drilling and may eventually be used as a platform for the installation of a raise-bore shaft to the surface to mine ore from the Offset Zone.

        In 2009, the Company discovered two new underground mineralized areas called the Cowboy and Outlaw zones. In addition, a surface exploration program identified a mineralized area near the surface and adjacent to the Roby open pit called the West Pit. The Company has also completed drilling and trenching work on the North LDI area, located to the north of the Roby Zone, and further drilling, trenching and prospecting work is planned for 2010.

Mining Operations

        The Company began mining the Roby Zone in 1993 using open pit mining methods. Ore and waste from the open pit was mined using conventional hydraulic 27 cubic metre and 23 cubic metre shovels, 190 tonne trucks, 187 millimetre blast hole drills and a fleet of conventional ancillary equipment. Mine waste was stockpiled outside of design pit limits.

        Development of the Roby underground mine began in the second quarter of 2004 in order to access the higher grade portion of the Roby Zone. The underground deposit lies below the ultimate pit bottom of the open pit and extends to a depth of approximately 660 metres below the surface where it is truncated by an offset fault. Commercial production from the Roby underground mine began on

April 1, 2006. For the 2008 fiscal year, the Roby underground mine had a run-of-mine average head grade of 5.71 grams per tonne of palladium compared to 5.79 grams per tonne in 2007.

        The chosen mining method for the Roby underground mine is sublevel retreat longitudinal longhole stoping with unconsolidated rock fill. The mining block interval is 95 metres floor to floor with two sublevels in between and 20 metre sill pillars between blocks. Stopes average 60 metres in length with 7 to 10 metre wide vertical rib pillars between stopes. Total intake ventilation for the mine is designed to be 205 cubic metres per minute. There is one intake ventilation raise/secondary egress situated outside the ultimate open pit limits and air exhausts up the main ramp.

        At the time the mine was placed on temporary care and maintenance, the open pit had a remaining mine life of less than one year. During more favourable PGM market conditions, management assessed the economic viability of a southern extension of the open pit, which might have prolonged the mine life of the open pit by an additional two to three years. However, as a result of a more detailed assessment of development scenarios, management now believes that the capital and operating costs associated with a pushback of the open pit, particularly in current market conditions, make it unlikely that the open pit will be extended or re-opened at all.

Milling Operations

        In 2001, a mill facility was commissioned with a nominal design capacity of 15,000 tonnes per day. Ore from the open pit and underground mine was crushed in a gyratory crusher and conveyed to a coarse ore stockpile. With the commissioning of the secondary crusher in 2004, the coarse ore stream could be split so that a portion was crushed in the secondary crusher producing a fine material feed which was then combined with the coarse feed. This mixture of coarse and fine material fed the SAG mill to increase mill throughput. In 2005, modifications were made to the secondary crusher, including the installation of a slide gate and better control feed distribution. The ore was ground to a nominal P80 (the size of an opening through which 80% of the product would pass) of 74 microns in a conventional semi-autogenous mill/ball mill/pebble crusher (SABC) circuit. The ground ore then fed a flotation circuit comprised of rougher/scavengers and four stages of cleaning. The processing operation utilized a conventional flotation technology to produce a palladium-rich concentrate that also contained platinum, nickel, gold and copper. The flotation circuit in the old concentrator was connected to the new concentrator to provide additional cleaner flotation capacity. The final concentrate was thickened and dewatered using two pressure filters.

        In 2008, up until the temporary shutdown of the mine, the concentrator processed 3,722,732 tonnes of ore or 11,419 tonnes per calendar day at an average palladium head grade of 2.33 grams per tonne and an average palladium recovery of 75.3%. In 2007, the concentrator processed 5,006,383 tonnes of ore or 13,716 tonnes per calendar day at an average palladium head grade of 2.39 grams per tonne and an average palladium recovery of 74.8%.

        The Company intends to resume operations in the Roby underground mine only, and expects that the milling operations will be similar to those used in the past. However, given that mining operations will only resume in the Roby underground mine, the mill is expected to operate at a lower throughput than that which was processed prior to the mine being placed on temporary care and maintenance in October 2008. The Company expects that the ore from the Roby underground mine will be crushed using a mobile jaw crusher and fed into the current mill for processing.

Facilities and Infrastructure

        The Company's Lac des Iles mining operation includes an assay laboratory, a warehouse, an electrical shop, a three-bay truck shop to service the larger haul trucks, an operations camp, a water treatment plant, a propane storage facility, a fuel storage area, other minor outbuildings, low grade stockpile areas, rock storage areas, tailings storage areas and an electrical substation. Power is delivered to the site by a 65 kilometre power line that ties directly into the Northwestern Ontario power grid.

        The present tailings management facility (the "TMF") at the Lac des Iles mine has operated since 1990. The TMF is an industrial waste impoundment structure, where erosion is minimized, runoff is managed, water is returned to the mill facility as needed and excess water is stored until it can be treated and released. The design of the operation is expected to facilitate closure and reclamation of the facility at the end of mine life. An expansion of the TMF was nearing completion when the mine was placed on care and maintenance and, once completed, the expanded TMF is expected to have sufficient capacity to hold all of the tailings generated until the end of mine life of the Roby underground mine and the commencement of development of the Offset Zone. Additional rock lifts are contemplated to increase the storage capacity of the TMF.

Mineral Resource Estimates

        The table below sets forth estimated mineral resources as at December 31, 2008 for the Lac des Iles mine, as calculated by Scott Wilson Roscoe Postle Associates Inc. ("Scott Wilson RPA") pursuant to NI 43-101. The mineral resource estimates were based on the assumption that production at the Lac des Iles mine would resume at the previous operating rate of 14,000 tpd milled. The LDI Report states that this rate is dependent on resuming open pit mining, and notes that scenarios that consider lower production rates, without open pit mining, are likely to involve higher unit costs ($/t), leading to higher cut-off grades. Higher cut-off grades would reduce resource quantities, most notably in the 13 million tonnes of regular grade ore stockpile, which is very close to the cut-off grade applicable for 14,000 tpd mining and processing operations. As such, the mineral resource estimates derived from the LDI Report may no longer be accurate. Scott Wilson RPA has been retained to prepare a new NI 43-101 mineral resource and reserve statement, which is currently anticipated to be completed by the second quarter of 2010.

Location	Tonnes (000's)	Pd (g/t)	Pt (g/t)	Au (g/t)	Cu (%)	Ni (%)	PdEq (g/t)
Measured Resources
Roby Open Pit	3,722	1.99	0.23	0.17	0.075	0.065	3.77
Roby Stockpiles	763	2.09	0.19	0.18	0.060	0.079	3.79
Indicated Resources
Roby Open Pit	2,565	2.20	0.24	0.18	0.078	0.068	4.07
Roby RGO Stockpile	13,365	0.97	0.12	0.08	0.034	0.056	2.00
Roby Underground	3,292	7.61	0.44	0.33	0.062	0.077	10.46
Offset Underground	12,331	5.02	0.38	0.37	0.114	0.133	8.28

Total M&I Resources	36,038	3.18	0.26	0.22	0.072	0.086	5.29
Inferred Resources
Offset Underground	4,637	4.9	0.4	0.3	0.12	0.13	8.0

Notes:

(1)
CIM definitions were followed for the estimation of mineral resources.

(2)
The mineral reserve and resources estimate for the Roby open pit were estimated at a cut-off grade of 1.8 g/t PdEq, within an optimized pit shell run below the current pit survey (October 2008).

(3)
Mineral resources in stockpiles were estimated at a cut-off grade of 1.9 g/t PdEq.

(4)
Mineral resources for the Roby and Offset Zones underground were estimated at a cut-off grade of 5.8 g/t PdEq.

(5)
Cut-off grades were determined under the assumption that a production rate of 14,000 tpd would be resumed in the event of re-starting operations.

(6)
PdEq factors were calculated separately for each area, based on operating cost and metallurgical performance estimated appropriate for those areas.

(7)
Metal prices assumptions of US$350/oz palladium, US$1,400/oz platinum, US$850/oz gold, US$6.50/lb nickel, and US$2.00/lb copper were used in the estimation of PdEq and cut-off grade. A US$/Cdn.$ exchange rate of 1.11 was used.

Smelting and Refining

        Prior to placing the mine on temporary care and maintenance, the Company delivered all of its concentrate to Xstrata (formerly Falconbridge Limited) for treatment under a contract that was renegotiated during the second quarter of 2007. The concentrate was delivered by truck to Xstrata's Sudbury, Ontario smelter operations where the nickel and copper are extracted. The PGM and gold bearing material was then further processed at Xstrata's refining operations in Kristiansand, Norway. Under the agreement, the Company had a precious metal take-back option of refined palladium and platinum, which the Company historically exercised. The balance of the recovered metals were settled in cash.

        Sales of metals in concentrate were recognized in revenue (net of royalties, treatment, refining and other charges) in Canadian dollars when concentrate was delivered to the Xstrata smelter in Sudbury for treatment. Final pricing was determined by quoted market prices at the time that the refined metal was sold, which could be up to six months later. Accordingly, revenue in a quarter was based on current U.S. dollar denominated commodity prices for sales occurring in the quarter and ongoing pricing adjustments from prior sales that were recognized in the Company's revenue but remained subject to final pricing. These final pricing adjustments resulted in additional revenues in a rising commodity price environment and reductions to revenue in a declining commodity price environment. Similarly, not including other variables, a weakening in the Canadian dollar relative to the U.S. dollar resulted in additional revenues and a strengthening in the Canadian dollar relative to the U.S. dollar resulted in reduced revenues.

        The Company is currently negotiating new smelting and refining terms with several third parties and expects to have a new agreement in place prior to the restart of the Lac des Iles mine.

        The Company does not currently hedge against currency and commodity price fluctuations while concentrate is awaiting settlement.

Metal Sales

        In 2008, the Company sold palladium both into the spot market and to Auramet Trading, LLC, under a palladium and platinum advance purchase facility that has since expired. Upon a restart of operations, it is anticipated that the Company will sell its production from the Lac des Iles mine at spot market prices and/or to the smelter/refiner that receives concentrate from the Lac des Iles mine.

Royalties

        Production from the Lac des Iles mine and any future production from the Offset Zone is subject to a royalty agreement with the Sheridan Platinum Group Inc. and John Patrick Sheridan (together, the "Sheridan Group"). Under the agreement, the Company is required to pay the Sheridan Group a net smelter return royalty equal to 5% of net cash proceeds received from concentrates and other products produced from mining operations on the Lac des Iles property. Net cash proceeds are calculated as proceeds from the sale of concentrates after deducting: (i) the costs of sampling, assaying, transporting and insuring the concentrate; (ii) smelter processing and refining charges and penalties (excluding the Company's own processing costs); and (iii) all applicable taxes and royalties that must be paid in respect of the mining operations. If the Company elects to be paid for some or all of its payable metals in kind, the royalty obligation is then also payable in kind in respect of these metals.

Labour Matters

        Employees at the Lac des Iles mine are either salaried or paid hourly. The hourly employees at the Lac des Iles mine are members of the United Steelworkers of America, Local 9422. In 2006, the Company and the union signed a new three-year collective agreement that expired on February 23, 2009. A new collective agreement was signed in January 2010, which expires on May 31, 2012.

        Employees live at the mine site during their work week and most have homes in Thunder Bay, Ontario, a city of approximately 105,000 people with an international airport, rail service and port facilities on Lake Superior. Prior to being placed on temporary care and maintenance, the Lac des Iles mine employed approximately 385 employees. Upon restart the Company expects that the mine will employ approximately 180 employees.

        The underground development work at the Lac des Iles mine is conducted using contractors, given the general shortage of, and significant competition for, skilled underground miners. Underground production mining at the Lac des Iles mine is conducted by Company employees, and is supplemented from time-to-time by contractors for specialized projects or during periods where manpower was insufficient to meet production levels.

Offset Zone

        In 2001, the Company's exploration team discovered the Offset Zone, which according to the LDI Report has an indicated resource of 12.3 million tonnes at 5.02 g/t Pd (8.28 g/t PdEq). This mineral resource estimate may no longer be accurate. A new mineral resource estimate is currently anticipated to be completed by the second quarter of 2010, incorporating the results of an extensive infill drilling program completed in 2009. Located on the Lac des Iles property, the Offset Zone is the fault displaced continuation of the Roby Zone mineralization and is located below and approximately 250 metres to the south west of the Roby Zone.

        The Offset Zone has significantly more mineral resources than the current underground mine at the Roby Zone and remains open along strike to the north and south, and at depth. An underground drilling program and a preliminary economic analysis are underway with the objectives of increasing the tonnage and grade of the upper portion of the Offset Zone, upgrading indicated resources to probable reserves, assessing the optimal mining and milling configuration, and assessing the economics of developing the upper portion of the Offset Zone.

        Drill programs are planned for 2010 to increase confidence in existing mineral resources and to delineate more resources. Potential exists to add new resources along strike to the north and south and down-dip. Thus far the Offset Zone has been traced to a depth of 1,300 metres below surface, and along a strike length of approximately 600 metres.

Recent Discoveries

        As a result of the Company's extensive ongoing exploration program at the Lac des Iles mine, the Company has discovered four additional mineralized areas: the Cowboy Zone, the Outlaw Zone, the West Pit and the North VT Rim. The disclosure regarding these mineralized areas is conceptual in nature and there has been insufficient exploration to define a mineral resource in any of these areas. It is uncertain if further exploration will result in any of these areas being delineated as a mineral resource. The technical content of this disclosure is derived from previously filed press releases dated June 25, 2009, September 17, 2009 and November 11, 2009, which are based on drilling programs conducted by the Company's exploration team under the supervision of Dr. Bill Stone, P. Geo, who was the Company's Vice President, Exploration at that time. Dr. Stone is a qualified person under NI 43-101 and was responsible for the contents of the press releases.

Cowboy Zone

        The Cowboy Zone is located 30 to 60 metres to the west of the Offset Zone and was discovered in 2009 during infill drilling of the Offset Zone. This new discovery has the potential to extend Lac des Iles' mine life and could potentially impact the economics of the Lac des Iles mine. The first phase of the drilling campaign indicated that the zone extends for up to 250 metres along strike and 300 metres down dip from the Offset Zone. The assay results from the Phase 2 drilling extended the limit of the Cowboy Zone 50 metres farther to the north for a total strike length of 300 metres. An initial mineral resource estimate for the Cowboy Zone is anticipated by the second quarter of 2010.

Outlaw Zone

        A 750-metre long underground exploration hole, designed to test the contact of the Lac des Iles intrusion and the unmineralized country rock, intersected a significant interval of platinum group elements ("PGE") mineralization to the west of the Offset Zone and the Cowboy Zone. Referred to as the Outlaw Zone, this new potential zone of mineralization is hosted by gabbro like the Cowboy Zone. Future drill programs are planned to explore the lateral and vertical limits of the Outlaw Zone, and establish its orientation, geometry and internal continuity.

West Pit

        A surface drill program in the West Pit area of the Lac des Iles mine followed up on historic drill results and resulted in the discovery of a new mineralized area adjacent to the Roby open pit mine. Fifteen holes were drilled from within 150 metres of the west wall of the open pit with assays that were of higher grade than the historic average grade of 1.99 grams per tonne of palladium at the open pit mine. The assay results and the close proximity of the PGE mineralized intersections provide encouragement for further exploration, with a view to determining whether there is sufficient mineralized material to consider possible open pit mining scenarios.

North VT Rim

        In 2008, the Company conducted grassroots exploration work at Lac des Iles, including trenching at an area known as the North VT Rim. Additional work completed in 2009 included drilling 17 holes and digging and sampling 7 trenches on a 175-metre strike length along the north margin of the Mine Block Intrusion. An eighth trench was excavated and sampled 40 metres farther to the east. The drilling and trenching results together indicate the presence of a zone of anomalous palladium assays which follows the contact with the Roby Zone to the east. Follow-up drilling, trenching and prospecting work is planned for the North VT Rim area in 2010. The objective of future work will be to determine whether the potential exists to extend the Roby Zone mineralization across the northern part of the Mine Block Intrusion by a distance of approximately 1.6 kilometres.

The LDI Report

        At the request of the Company, Scott Wilson RPA prepared mineral resource estimates for the Lac des Iles mine, as described in the Offset Zone Report and the LDI Report. The authors of the reports are "qualified persons" under NI 43-101 and are independent of the Company.

        Mineral resource estimates contained in the LDI Report were based on the assumption that production at the Lac des Iles mine would resume at the previous operating rate of 14,000 tpd milled. The LDI Report states that this rate is dependent on resuming open pit mining, and notes that scenarios that consider lower production rates, without open pit mining, are likely to involve higher unit costs ($/t), leading to higher cut-off grades. Higher cut-off grades would reduce resource quantities, most notably in the 13 million tonnes of regular grade ore stockpile, which is very close to the cut-off grade applicable for 14,000 tpd mining and processing operations. As such, mineral resource estimates derived from the LDI Report may no longer be accurate. Scott Wilson RPA has been retained to prepare a new NI 43-101 report for the Lac des Iles property, which is currently anticipated to be completed by the second quarter of 2010.

        The following description of the Lac des Iles mine has been largely summarized from the Offset Zone Report and the LDI Report. For a more complete description, including the definition of capitalized terms used but not defined under this section, prospective investors should refer to the Offset Zone Report and the LDI Report, which are available for review electronically via SEDAR at www.sedar.com.

Project Description and Location

        The Lac des Iles property comprises approximately 86.4 square kilometres of mineral claims and leases. The Lac des Iles property is located at Latitude 49°10' North, Longitude 89°37' West, 85 kilometres northwest of the community of Thunder Bay in northwestern Ontario. The mine, mill and tailings impoundment area lie in the Boreal Forest ecoregion, characterized by typical northern Ontario forest with numerous lakes and beaver swamps.

        The mine site straddles the Spruce river and the Dog River/Matawin forests. The land surrounding the mine is Crown land with limited access, and was historically used primarily for recreation, forest resource extraction and trapping. The Lac des Iles mine is the only developed mine in the area. The mine area is part of a registered trap line. Lac des Iles mine co-operates with the Sustainable Forest Licence holders, utilizing the area to ensure that marketable timber on the mine site is harvested.

Accessibility, Climate, Local Resources, Infrastructure and Physiography

        The Lac des Iles mine is accessed via a paved provincial highway from Thunder Bay and then via a 15 kilometre all-weather private road to the mine site. The site itself is served by well-maintained gravel surface roads.

        The Lac des Iles area experiences hot summers, and cold, snowy winters. Maximum and minimum temperatures range from an extreme low of -30°C in the winter months to an extreme high of 38°C in the summer months. Winter lows of -30°C are not uncommon in January and February. Mean annual precipitation at the Lac des Iles property is approximately 714 millimetres. The area is snow-covered for approximately five and a half months per year, with monthly snowfalls ranging from 270 millimetres to 450 millimetres in winter. Prevailing winds at the Lac des Iles mine are from the northwest. The relative humidity ranges from 50% to 77%. Weather conditions are rarely severe enough to halt mining operations and generally the only issue is related to safe traction on the access roads and ramps within the open pit mine. Mill operations are enclosed and, other than feed stocks, are not exposed to the weather. The Company does not budget for weather-related shutdowns at the Lac des Iles mine.

History

        Significant palladium mineralization was first discovered by prospectors in the Roby Zone in 1963. Various exploration programs were undertaken over the next 25 years by a number of companies.

        In 1990, Madeleine Mines Ltd. developed the property. After intermittent production and continuing capital expenditures, commercial open pit production of the Roby Zone was achieved in December 1993. The Company was formed as an outcome of corporate reorganization. In 2000, an expansion program commenced at the Lac des Iles mine and a new mill was commissioned in the second quarter of 2001, which achieved its nominal rate of 15,000 tonnes per day throughput in August 2002.

        From 1999 to 2001, the Company carried out an extensive exploration drilling campaign that identified mineralization at depth, below the ultimate pit bottom. The drilling identified two zones with potential for underground mining: the Main High Grade Zone and the Offset Zone.

        A major Phase 4 push back of the south and east pit wall was undertaken in 2004 to 2005, with waste removal of upper benches completed in 2005. In 2006, the open pit mine was redesigned to address south wall slope stability issues. This pit redesign was finalized in September 2006.

        Underground development on the High Grade Zone below the Roby pit started in 2004, with the ramp developed and the zone accessed in late 2005. Development muck was delivered to the concentrator in December 2005 and underground commercial production began in April 2006.

Geological Setting

Regional Geology

        The Lac des Iles area is underlain by mafic to ultramafic rocks of the Archean Lac des Iles Intrusive Complex. These rocks have intruded granites and greenstones of the Wabigoon Subprovince of the Superior Province. The Lac des Iles Intrusive Complex lies immediately north of the Wabigoon Quetico subprovince boundary, which extends some 300 kilometres from Rainy Lake to Lake Nipigon. The Lac des Iles Intrusive Complex is the largest of a series of mafic and ultramafic intrusions that occur along the boundary and which collectively define a 30 kilometre diameter circular pattern in the Lac des Iles mine area.

Local Geology

        The mine lies in the southern portion of the Lac des Iles Intrusive Complex, in a roughly elliptical intrusive package measuring 3 kilometres long by 1.5 kilometres wide. These rocks, locally termed the Mine Block Intrusion ("MBI"), comprise a very wide range of textures and mafic and ultramafic compositions. The MBI is host to a number of PGM deposits, and the most important of these is the Roby Zone.

Property Geology

        High Grade Zone Ore is hosted mainly within a portion of a 15 metre to 25 metre thick unit of occasionally sheared PXN/melanogabbro. A host to high-grade PGM mineralization, it is located in the east central portion of the Roby Zone, bounded by the barren EGAB hangingwall and HGABX hosted Breccia Ore to the west. The High Grade Zone is primarily confined to a 400 metre long segment of the PXN, although it does extend northward into the GN. The High Grade Zone, striking north-northwest to be terminated down dip by a relatively shallow dipping fault, the Offset Fault.

        Below this structure, the Offset Zone, a higher grade zone similar to the High Grade Zone, has been intersected in drill holes, where it is displaced down and approximately 300 metres to the west. Within the wireframed Offset Zone, the palladium mineralization is hosted in approximately 37% heterolithic gabbro breccia, 32% pyroxenite, 16% gabbro and gabbro breccias. Approximately 3% of the zone is occupied by late dikes (dilution). Higher grade portions of the Roby Footwall Zone, in the footwall of the Offset Zone, are hosted 60% by heterolithic gabbro breccia and 31% by vari-textured gabbro, gabbro and gabbro norites with dilution by approximately 1% late dikes.

Mineralization

        PGM, gold and base metal mineralization in the Lac des Iles intrusion occur in both primary and secondary environments within sulphide and silicate minerals. Mineralization appears to be predominantly strata-bound along the contact between the East Gabbro and the mineralized

Heterolithic Gabbro Breccia. Within the Heterolithic Gabbro Breccia, there is a high grade core typically constrained to an easily recognized ultramafic unit known as the Pyroxenite (PXN).

        Visible PGM mineralization is rare to nil and difficult to predict. Palladium and platinum mineralization within the High Grade Zone consists primarily of fine-grained PGM sulphide, braggite and telluride minerals, merenskyite and kotulskite. Higher PGM grades (mean -7.89 g/t palladium, maximum -55.95 g/t palladium) occur in those portions of the PXN that are altered to an assemblage of amphibole (anthophyllite actinolite hornblende)-talcchlorite.

        The PGM tenor is not proportional to the sulphide content, and samples free of visible sulphide often contain more than 10 g/t palladium. The high-grade mineralization is located primarily within the western, highly altered portion of the pyroxenite unit. The higher grade "High Grade Ore" is not restricted to the PXN as it commonly straddles the PXN/gabbro breccia contact to depths exceeding 250 metres.

        Platinum group and chalcophile elements occur in variable amounts in almost every ore type within the Roby Zone. The majority of PGMs either occur within sulphides or are associated with sulphides at sulphide silicate boundaries, occurring as discrete mineral inclusions within secondary silicates of altered rocks (CIM Exploration Mining and Geology, Volume 10, 2001).

Exploration and Drilling

        The Lac des Iles property has been subjected to numerous drill campaigns since the early 1960s. From May 1997 to May 2001, Matawin Mineral Exploration Inc., under contract to Lac des Iles, managed the exploration and drilling programs on the property. In May 2001, Lac des Iles established its own metals exploration division. A variety of contractors have carried out drilling on the property since then.

        The Offset Zone was discovered in 2001 and 39 holes (35,363 metres) were drilled in, and immediately above, the zone during 2000 and 2001 to explore the zone. In 2001, geological interpretations of available data were initiated and a large east west striking oblique-slip fault with an offset throw of 300 metres (to the southwest) was interpreted to displace the down plunge extent of the high grade ore. Two holes for 2,783 metres were drilled in the zone in 2003 and 2004. Fifteen additional holes (18,230 metres) were drilled in 2005.

        As of 2005, drill hole intercepts within the Offset Zones were generally spaced at 120 metres to 140 metres. The 2006-2007 infill drilling program was designed to tighten the spacing to approximately 50 metres by 50 metres in and around some of the wider intercepts. Eight wedge offset holes (5,663 metres) were drilled from two surface holes to fill in on certain sections and close the hole spacing, allowing for classification of some of the inferred resources as indicated resources.

        Core recovery is excellent throughout the deposit and is reported to average close to 100%. Since 2006, the Company's exploration division has noted core recovery on the drill logs.

Sampling Method and Approach

        In 2004, a series of nine diamond drilling, core logging and sampling related procedure manuals were compiled by the Company's exploration department for use at the Lac des Iles mine. The Core Cutting and Splitting Manuals were last updated in 2007 and the exploration protocols are currently being revised.

        Upon delivery to the core shack, the core boxes are sorted and tagged. The core is digitally photographed and images are archived in JPG format. Geotechnical data including rock quality designation measurements are collected in Excel format by geological technicians. Water immersion specific gravity and magnetic susceptibility measurements are collected every 30 metres downhole, with six-metre intervals taken within the mineralized zone.

        Samples are generally marked at one-metre intervals but may be dependent upon lithological, mineralogical, structural alteration and mineralization factors observed by the geologist during core logging. Sampling of the Offset Zone starts within the East Gabbro hangingwall, at least five metres prior to the Offset Zone contact, and continues through the footwall breccia to the end of hole. Any other zones of interest (e.g. pyroxenite-rich breccias) in the hangingwall are also sampled. Sample intervals within the main mineralized zones are generally split (except for infill drilling, which is whole core sampled) using a fresh water diamond saw or a hydraulic splitter. Technicians are responsible for core halving, bagging, tagging and inserting the pre-numbered quality assurance and quality control samples into the shipping bags. Core logging and sampling information is entered into a Century Systems database using DHLogger.

THE SLEEPING GIANT MINE

Sleeping Giant Mine

Overview

        The Sleeping Giant mine is located 80 kilometres north of the town of Amos, Quebec. Provincial highway 109, connecting Amos and Matagami is located less than 1 kilometre east of the mine site. Overburden thickness varies between 15 and 60 metres with an average of 30 metres. The Sleeping Giant mine is composed of four mining leases and 69 mining claims surrounding the mining infrastructures.

        IAMGOLD Corporation ("Iamgold") held 100% of the mineral rights, claims and interest of the Sleeping Giant mine after acquiring it from Cambior Inc. ("Cambior") in November of 2006. In October 2007, Cadiscor signed an agreement with Iamgold in order to acquire mineral rights at the end of Iamgold's planned production. Cadiscor completed the acquisition of a 100% interest in the Sleeping Giant mine and related milling facilities from Iamgold on October 31, 2008. On May 26, 2009, the Company acquired all of the issued and outstanding shares of Cadiscor pursuant to a plan of arrangement under the Canada Business Corporations Act, and Cadiscor is now a wholly-owned subsidiary of the Company.

        In December 2007, Cadiscor commenced a 19,000-metre underground exploration program at the Sleeping Giant mine at a cost of Cdn.$2.4 million to test the continuity of a gold zone below the deepest developed mine level (975 metres). Cadiscor engaged Genivar L.P. ("Genivar") to validate the geological interpretation and the known mineralized zones at the mine. In its report dated October 8, 2008, entitled "Technical Report, the Sleeping Giant Mine, Northwestern Quebec, prepared for Cadiscor Resources Inc." (the "Sleeping Giant Report"), Genivar concluded that the Sleeping Giant mine had proven and probable mineral reserves accessible from the current underground mine workings totaling 235,300 tonnes at an average grade of 9.3 g/t Au and measured and indicated resources of 254,500 tonnes at an average grade of 9.7 g/t Au. See "— Sleeping Giant Report."

Mining Operations

        The Sleeping Giant mine was in production from 1988 to 1991 and 1993 to September 2008, when it was placed on care and maintenance by Iamgold, its previous owner. At the end of 2008, cumulative production was approximately 960,000 ounces of gold at an average grade of about 11.44 g/t Au.

        The Company poured its first gold bars at the Sleeping Giant mine on October 6, 2009 and declared commercial production on January 1, 2010.

        The mine is accessed by a four-compartment production shaft with a total depth of 1,053 metres. Levels are spaced at 45 metres from surface to a depth of 235 metres, and from there to a depth of 975 metres are spaced at 60 metres. The exploration shaft and various raises allow all portions of the mine to be ventilated with fresh air. An ore pass and a waste pass allow material to be handled and raised to the surface. The deepest working level of the mine is presently 975 metres but the Company recently began to deepen the shaft with a view to extending it by up to another 180 metres. The mine uses 3 and 5 tonne electric locomotives and rail cars.

        Three mining methods have been used to extract ore, with the method being determined according to the dip of a particular zone. For dips over 65 degrees, long-hole and shrinkage stope extraction is used. For slopes between 65 and 45 degrees, the method employed is generally shrinkage stope mining (with some stopes mined by long-hole methods). For slopes below 45 degrees, the room and pillar extraction method is used.

        According to the Sleeping Giant Report, the mine currently has sufficient mineral reserves to support operations for 16 months at a rate of approximately 50,000 ounces of gold per year. If all of the current mineral resources are converted to reserves, there would be sufficient mine life to support mining operations for an additional 17 months. In 2010, exploration activity at the mine is expected to focus on seeking to extend the mine life by converting mineral resources to mineral reserves and identifying new mineral resources.

        Existing tailings at the time that Iamgold ceased operations remain Iamgold's responsibility under the contract. Site decommissioning will be the responsibility of the Company. The existing tailings pond has capacity to support operations for 16 months at a rate of approximately 50,000 ounces of gold per year, after which additional rock lifts may be added to the existing footprint of the pond to enable it to hold tailings for an additional five years. The tailings pond is constructed of compacted clay that is covered with non acid generating waste rock from the underground mine. Internal rock lifts are added as the interior of the area is filled with tailings. Deposited tailings are composed of siliceous minerals with approximately 0.20% copper and 0.20% zinc, which are lightly acid generating.

Refining and Metal Sales

        The Sleeping Giant mill produces gold-silver doré bars, which are transported by a licensed armoured car services company to Johnson Matthey Ltd.'s refinery in Brampton, Ontario for further purification. It is anticipated that all of the gold produced from the Sleeping Giant mine will be sold to banks, bullion dealers and/or refiners based on prevailing spot market prices at the time of such sales.

Labour Matters

        Employees at the Sleeping Giant mine are either salaried or paid hourly. The hourly employees are members of United Steelworkers, Local 4796. Iamgold negotiated the current union agreement, which expires July 31, 2010. Preliminary discussions are now underway to renew the union agreement.

        Most of the employees have homes in or near the town of Amos, Quebec and travel to and from the mine site daily on a bus provided by the Company. Currently, the Sleeping Giant mine employs approximately 190 employees. In addition, contractors are employed as needed to assist with underground development, diamond drilling and other duties.

Sleeping Giant Report

        At the request of the Company, Genivar prepared a mineral reserve and mineral resource estimate for the Sleeping Giant mine. Tyson C. Birkett, Eng., Ph.D., Josée Couture, P.Eng. and Christian Bézy, Geo. (collectively referred to in this section as the "Sleeping Giant Consultants"), prepared the Sleeping Giant Report. Each of the Sleeping Giant Consultants is a "qualified person" under NI 43-101 and was independent of the Company at the time of the report. The following description of the Sleeping Giant mine has largely been summarized from the Sleeping Giant Report, which is available for review on the internet via SEDAR at www.sedar.com under Cadiscor's profile.

Accessibility, Climate, Local Resources, Infrastructure and Physiography

        The Sleeping Giant mine is accessed via provincial highway 109, which connects Amos to Matagami. The nearest significant urban centre is Amos, about 80 kilometres south of the property.

        The landscape is relatively flat and lightly timbered. It is limited to the west and south by the Harricana and Coigny rivers. The major forest vegetation consists of Black Spruce.

        The climate is typical of northwestern Quebec. Weather data for Amos, the nearest reporting centre, show that January is the coldest month with an average maximum of -12°C and an average minimum of -23°C, while July is the warmest month with an average maximum of 22°C and an average minimum of 10°C. Rainfall is highest in July with 115 mm and snowfall is highest in December with 57 cm.

History

        In 1957, following the discovery of the Lac Matagami zinc-copper deposit located approximately 65 kilometres north of the Sleeping Giant mine, work started in the Sleeping Giant area. Several aerial and ground geophysical surveys, as well as some drilling, searching for base metals were carried out. These were followed with an exploration program that was carried out from 1976 to 1982 by Matagami Lake Exploration.

        In 1983, Peron Gold Mines (now named Aurizon Mines Ltd. ("Aurizon Mines")) acquired a 50% interest in the property by carrying out ground geochemistry and geophysical surveys (magnetic and very-low-frequency studies), drilling, as well as the beginning of underground exploration. Between 1984 and 1987, two shafts were sunk and sufficient reserves were delimited to begin development work. The first phase of commercial production occurred between 1988 and 1991, during which 494,000 tonnes at 6.4 g/t Au were extracted from levels 55 to 415. By the end of 1990, Aurizon Mines, then sole owner of the Sleeping Giant mine, stopped work due to the depletion of reserves.

        In 1991, an agreement between Aurizon Mines and Cambior allowed Cambior to acquire a 50% interest in the property by investing in drilling and in underground work. With this Cambior became the project manager. In April 2005, Cambior purchased the remaining 50% interest in the Sleeping Giant mine to become the sole owner. Cambior was acquired by Iamgold in November 2006. Cadiscor completed the acquisition of a 100% interest in the Sleeping Giant mine and related milling facilities from Iamgold on October 31, 2008. On May 26, 2009, the Company acquired all of the issued and outstanding shares of Cadiscor pursuant to a plan of arrangement under the Canada Business Corporations Act, and Cadiscor is now a wholly-owned subsidiary of the Company.

Geological Setting

Regional Geology

        The Sleeping Giant mine is located in the first volcanic cycle of the North Volcanic Zone of the Abitibi sub-province. The location of the Sleeping Giant mine matches a disturbance of the regional tectonic grain which forms a triple junction emphasized by the three tonalitic polyphase and synvolcanic plutons arrangement. This area is affected by major deformation zones E-W and NW-SE. The Joutel mining camp is located at 50 kilometres NW, and the Matagami mining camp is located at 65 kilometres north from the Sleeping Giant mine.

Local Geology

        The mine geology is composed of a volcanic and sedimentary sequence intruded by a felsic complex and post-mineralization dykes. The volcano-sedimentary rocks from a homoclinal sequence striking East-West with a steep southern dip.

        As for the deposit geometry, the economic gold zones are restricted to the volcano-sedimentary sequence located north and south of the central dacitic intrusion.

        The Sleeping Giant mine gold ore is contained in sulphide bearing quartz veins. At the mine scale, the mineralized zones are spatially distributed inside 1 square kilometre surface to the north; the veins strike east-west with a steep southern dip of between 65 and 75 degrees. They are characterized by a vertical continuity of over 700 metres and a lateral continuity between 100 and 200 metres. To the south, a complex system made of four family of veins show a gradual change of the strike and connections with other veins at different attitudes. These veins are less continuous and extensive than those at the north. Their sizes vary between 50 to 100 metres laterally and less than 200 metres vertically.

Property Geology

        All data related to drilling that was compiled since 2002 has expanded several aspects of the knowledge related to the Sleeping Giant mine geological context.

        The new characterizations of volcanic rocks of this sector identify two local-scale volcanic cycles (the North Cycle and the Mine Cycle) in relation with an important intrusive complex.

        The Mine Cycle stratigraphic sequence is cut by an important group of intrusive rocks of felsic to intermediate composition of calc-alkaline affinity, which constitute the Sleeping Giant Complex. Four major phases are recognized in the magmatic evolution of this complex.

        Recent data shows that the mine area is the site of a tight fold dipping east with its axial surface sub-vertical and oriented ENE-WSW. Beds that are oriented ESE-WSW with a steep slope going south in the north area of the mine, pass N-S with a moderate slope going east in the south sector and come back at ESE to WSW in the south sector. Overall, the fold's dip is moderate going east, but information suggests that it has a steeper slope in the deepest levels.

        Some faults oriented NW-SE show another important structural aspect of the mine sector. Two categories of fault NW-SE are distinguished in the mine environment: ductile dextral structures (sector SW) and brittle sinistral faults (sector NE). Both fault categories are late according to the upthrust and they displace the gold zones.

Deposit Types

        The Sleeping Giant deposit is a member of the type of gold deposits formed by groups of veins with gold associated with sulphide minerals and whose geometry was controlled by the stress field in the rocks at the time of vein formation.

Mineralization

        The Sleeping Giant deposit is a quartz-sulphide vein type gold deposit. The best mineralized veins typically contain four sulphide minerals: pyrite, pyrrhotite, chalcopyrite and sphalerite, which form 5% to 60% of the veins. The typical vein thickness is between 20 and 80 centimetres with average grade between 35 and 85 g/t Au (uncut channel sample analyses). In addition to gold, the veins also contain silver and a small amount of copper and zinc. The gold to silver ratio is about 1 to 2.

        In new extensions of the multi-vein gold system, no change was observed in the nature of veins (i.e. no improvement related to tonnes and grades). Therefore, it is considered that future exploration in the extensions of the mineralized system is likely to show veins of the same type, tonnes and grades as those found up until now.

        The economic veins are grouped in the Mine Cycle rocks and in North Cycle rocks surrounding the main intrusive mass of the Sleeping Giant complex. Controls of gold-bearing structures correspond to permeability zones in the supporting structure, such as faults, lithological contacts, joints and specific lithologies. Gold veins are usually oblique compared to bedding. Most of the veins are found in faults. Geological markers show that movements caused by these faults are limited, in the order of metres.

        With regard to spatial distribution of this vein-type system, several veins occur at the level of the fold hinge line. Since veins were in place before the folding, it is considered that this abundance shows the fact that this hinge line is a site of favourable preservation, in contrast to the limb where veins might have been boudinaged. The hinge line then appears as a significant target where well-preserved ore veins can be found.

Exploration

        In 2007 and 2008, Cadiscor completed 90 underground drill holes for a total of 18,669 metres. These drill holes were completed with the objective of verifying the economic potential of veins below the current mine workings and of increasing knowledge of selected areas that had not been mined in the past even though gold-bearing veins had been defined there. In 2009, a total of 47 holes for 7,857 metres were drilled underground to define Zone 30 W above and below level 975, which is presently the deepest working level of the Sleeping Giant mine. An additional 14 drill holes defining Zone 3 above level 725 were implanted at level 655 for a total of 2,710 metres drilled. On the surface, five holes were drilled for a total of 2,400 metres.

Drilling

        Drilling for purposes of the Sleeping Giant Report includes drill holes completed by the mine operations in stopes or areas that were subsequently not mined, as well as new drilling by Cadiscor in their exploration program. In all cases, drilling was from underground stations by standard methods with most drill core of BQ size. Core boxes were closed at the drill station and transported to the core logging facility on surface for core description and sampling.

Sampling Method and Approach

        Drill core samples taken from the exploration holes are split and one-half of the core is retained. Samples are split from drill core using a hydraulic splitter, standard in the industry.

        All samples were analyzed at the laboratory located at the mine site. The analytical method was fire assay with an atomic absorption finish. This method has a lower detection limit of 0.03 g/t Au. Samples returning a high gold concentration are re-analysed following dilution. To simplify calculations, results are typically reported to one decimal place.

        Sample reception and preparation follow industry standards. The objective of the drying, crushing, quartering and pulverisation steps is to produce a rock sample of approximately 500 grams with 70% passing 200 mesh. A powdered sample of 15 grams is used for the gold analysis. This amount of sample is less than typical in exploration programs, but adequate when a larger number of samples will be used to define a stope for eventual mining.

        The quality assurance/quality control program consisted of: (1) the use of a check laboratory in order to verify the precision of the results (splits of the pulps); (2) insertion of blanks in order to control contamination errors; (3) continuous insertion of drill core pulps and tailings in order to evaluate the reproducibility; and (4) insertion of certified reference material samples.

        The Sleeping Giant laboratory has a control system and quality control program that has continuously demonstrated acceptable results.

        A mine visit was carried out by Tyson Birkett, Eng. Ph.D. on August 12, 2008, as a due diligence study of the drill core handling, logging and sampling, and the mine laboratory procedures.

        Core handling, logging and sampling are generally to industry standards.

        Six base samples were selected from available materials, and one quarter cores, coarse rejects and pulps were obtained from all or some of these materials. A total of 15 samples were submitted to ALS-Chimitec of Val-d'Or, Quebec, for analyses for gold.

        Overall, results of check analyses agree well with original values from the Sleeping Giant laboratory. There is an excellent correlation between the original and check results, with the pulp analyses, as expected, showing the best agreement. Results of one quarter cores and coarse rejects show the effects of a larger nugget effect and associated difficulties of subsampling than the pulps. Average values for the check analyses versus the original values show an excellent correlation with no significant bias evident.

        After a review of methods and internal checks and a series of check analyses in an external laboratory, it is the opinion of Tyson C. Birkett, Eng. PhD, that core handling, sampling, sample security and analysis at the Sleeping Giant mine meet current industry standards and are adequate to support estimates of mineral resources and mineral reserves.

Data Verification

        The technical information that forms the basis of this report was acquired by personnel of the Sleeping Giant mine either in their capacity as employees at the mine or in a subsequent capacity as employees of Cadiscor. There was thus continuity in personnel and in accumulated knowledge of the mine, which has benefited the current study. Since most of the new resources are extensions of existing veins and existing stopes, the geometries of the mineralized zones are well constrained and detailed verification of such data has been minimal.

        Verification of new drilling has been limited to examination of some drill logs and analytical results. The new drilling leading to estimates of mineral resources at depth below the current mine workings has followed known veins to greater depth with demonstration of geometric continuity. Since this information is rooted in the existing mine data, it has been verified through examination of plans and sections for geological coherence.

Adjacent Properties

        The Sleeping Giant Report was limited to the Sleeping Giant mine and no relationship with adjacent properties was considered.

Mineral Processing and Metallurgical Testing

        In 1993, the Sleeping Giant's milling facility was restarted using the Merill-Crowe process. The recovery rate slightly increased in the following years, while costs decreased. In 1998, the material used for the Merill-Crowe process was so deteriorated that the milling process was questioned. Once a study was completed, it was decided to modify the milling facility in order to use the CIL process (carbon-in-leach). This process allowed, in the first months of its use, a recovery increase with the reduction of the liquid tailings and in a short period of time reduction of global milling and processing costs. This system reduces fresh water demand and the quantity of water that needs to be treated.

        The Sleeping Giant mill has a nameplate capacity of 900 tonnes per day and was operating at approximately 800 tonnes per day in August 2008, approximately 325 tonnes per day in November 2009 and approximately 360 tonnes per day in December 2009. Thus the mill capacity is adequate for the planned production over the 19-month operating period envisaged in the Sleeping Giant Report.

Mineral Resource Estimates

        The table below sets forth estimated mineral resources as at October 8, 2008 for the Sleeping Giant mine, as calculated by Genivar pursuant to NI 43-101.

Category	Tonnes	Grade (g/t)
Reserves
Proven	135,000	9.3
Probable	100,000	9.4
Resources
Measured	42,000	6.8
Indicated	212,000	10.7

Notes:

(1)
CIM definitions were followed for the estimation of mineral resources.

(2)
The mineral reserve and resources estimate for the Sleeping Giant mine was prepared as of October 8, 2008 by Tyson C. Birkett, Josée Couture, and Christian Bézy from Genivar L.P., each a qualified person under NI 43-101. See "Cautionary Note to United States Investors".

(3)
Mineral reserve and resources estimates were estimated using various cut-off grades, depending on the mining method applied.

(4)
Long term gold price was assumed to be Cdn.$850 per ounce.

(5)
The mineral reserves are exclusive of mineral resources.

Milling Operations

        The mill has a rated capacity of 900 tonnes per day and recovery in November and December of 2009 has been approximately 96%.

Royalties

        Gold production from the Sleeping Giant mine was subject to a 1% net smelter return royalty ("NSR") in favour of Iamgold. On October 7, 2009, the Company exercised its right to buy back the royalty upon making a payment of Cdn.$1 million to Iamgold. The property is also subject to a 1.5% NSR in favour of Iamgold for any base metals produced from the Sleeping Giant mine provided that a technical report prepared in accordance with NI 43-101 demonstrates the existence of more than 5 million tonnes of measured and indicated resources on the property. Royalty obligations also exist on certain claims located on the Sleeping Giant property but none of these are situated on claims that form part of Sleeping Giant's mining operations.

Other Relevant Data and Information

        Exploration drilling at depth has intersected the mineralized zones as deep as 445 metres below the current workings of 975 metres with significant gold grades comparable to those in the current existing levels, which has indicated exploration potential.

        At current gold prices, new interpretation of the existing geological interpretation of the mine and drilling to extend known zones to depth is justified. Zones recently drilled such as 30W remain open both down and up dip.

 USE OF PROCEEDS

        Unless otherwise indicated in an applicable prospectus supplement, the Company anticipates using the net proceeds received from the sale of Securities for exploration and development expenditures at the Lac des Iles mine, Sleeping Giant mine and/or any future properties, to fund exploration and development expenditures at other earlier stage properties such as the Dormex and Discovery properties, and for general corporate purposes, which may potentially include future acquisitions. As part of its development strategy, the Company will consider acquiring additional mining properties, particularly gold properties, where such transactions are economically and strategically justified. However, there can be no assurance that the Company will be able to identify attractive acquisition candidates in the future or that any such acquisitions will be successful. It is anticipated that the Company will invest funds that it does not immediately require in investment grade income securities or short-term marketable securities.

        The actual amount that the Company spends in connection with each of the intended uses of proceeds may vary significantly and will depend on a number of factors, including those listed under "Risk Factors" in this prospectus.

PRICE RANGE AND TRADING VOLUME

        The Company's outstanding Common Shares are listed for trading on the NYSE Amex and the TSX under the trading symbols "PAL" and "PDL," respectively. The following table sets out the reported high and low closing prices and trading volume of the Common Shares on the NYSE Amex and the TSX for the periods indicated:

	NYSE Amex			TSX
	High	Low	Volume	High	Low	Volume
	(US$)	(US$)		(Cdn.$)	(Cdn.$)
2010
February (1 to 8)	4.19	3.45	19,034,579	4.44	3.66	1,750,331
January	4.78	3.41	70,419,064	4.93	3.56	11,684,686
2009
Fourth Quarter	3.56	2.32	78,391,934	3.73	2.51	18,944,477
Third Quarter	3.68	2.00	76,273,060	3.60	2.35	14,186,007
Second Quarter	3.00	1.36	46,879,206	3.30	1.70	7,848,526
First Quarter	2.21	1.03	31,111,873	2.59	1.34	3,216,392
2008
Fourth Quarter	2.25	0.90	51,086,000	2.44	1.14	7,314,500
Third Quarter	5.58	1.97	45,079,613	5.70	2.03	6,711,299
Second Quarter	7.18	4.53	71,378,190	6.85	4.59	7,772,214
First Quarter	9.43	3.28	147,930,191	9.45	3.25	22,608,648

        On February 8, 2010, the last sale price of the Common Shares on the NYSE Amex and the TSX was US$3.62 and Cdn.$3.89 per Common Share, respectively.

        The Company's outstanding Warrants issued pursuant to the prospectus supplement dated September 22, 2009 (the "2009 Warrants") are listed for trading on the TSX under the trading symbol "PDL.WT.A". The following tables set out the reported high and low closing prices and trading volume of the 2009 Warrants on the NYSE Amex and the TSX, as applicable, for the periods indicated:

2009 Warrants

	TSX
	High	Low	Volume
	(Cdn.$)	(Cdn.$)
2010
February (1 to 8)	1.40	1.00	232,920
January	1.62	0.86	1,587,158
2009
Fourth Quarter	0.94	0.37	3,219,767
September (30)	0.40	0.33	530,650
August	n/a	n/a	n/a
July	n/a	n/a	n/a
Second Quarter	n/a	n/a	n/a
First Quarter	n/a	n/a	n/a

DIVIDEND POLICY

        It is not anticipated that the Company will pay any dividends on its Common Shares in the near future. The actual timing, payment and amount of any dividends will be determined by the Company's board of directors from time to time based upon, among other things, cash flow, results of operations and financial condition, the need for funds to finance ongoing operations and such other business considerations as the board of directors may consider relevant. As of the date of this prospectus, the Company has never paid any dividends on the Common Shares.

EXCHANGE RATE INFORMATION

        The following table sets forth, for the Canadian dollar, expressed in United States dollars, (i) the high and low exchange rates during each period, (ii) the average of the exchange rates on the last day of each month during each period, and (iii) the exchange rate at the end of each period. These rates are based on the noon buying rate published by the Bank of Canada.

	Year Ended December 31,					Nine Months Ended September 30,
	2005	2006	2007	2008	2009	2008	2009
Highest rate during period	0.8690	0.9099	1.0905	1.0289	0.9716	1.0289	0.9422
Lowest rate during period	0.7872	0.8528	0.8437	0.7711	0.7692	0.9263	0.7692
Average rate during period	0.8254	0.8817	0.9304	0.9381	0.8757	0.9819	0.8546
Rate at the end of period	0.8577	0.8581	1.0120	0.8166	0.9555	0.9435	0.9327

        On February 8, 2010, the noon buying rate published by the Bank of Canada was Cdn.$1.0692 equals US$1.00. The Canadian dollar/U.S. dollar exchange rate has varied significantly over the last several years and investors are cautioned that the exchange rates presented here are historical and are not indicative of future exchange rates.

 CONSOLIDATED CAPITALIZATION

        The following table sets forth the cash and cash equivalents and the consolidated capitalization of the Company as at September 30, 2009. The table should be read in conjunction with the Interim Financial Statements and the Interim Management's Discussion and Analysis, each of which is incorporated by reference into this prospectus.

As at Sept. 30, 2009 (unaudited)
(in thousands of Cdn.$)
Cash and cash equivalents	$93,128

Long-term debt	$500

Shareholders' equity
Common share capital, share purchase warrants and stock options (Common Shares authorized: unlimited; outstanding as at September 30, 2009: 127,383,051(1))	$569,532
Deficit	$(398,779)
Contributed surplus	$13,006

Total shareholders' equity	$183,759

Total capitalization	$184,259

(1)
Based on Common Shares outstanding as of September 30, 2009. This figure excludes: (i) 2,407,100 Common Shares reserved for issuance pursuant to outstanding stock options as at September 30, 2009, which are exercisable at a weighted average exercise price of Cdn.$3.87 per Common Share; (ii) 2,756,665 Common Shares reserved for issuance upon the exercise of the Company's outstanding Series I and Series II Warrants (the exercise prices of the Series I and Series II Warrants are US$10.73 and US$7.85, respectively); (iii) 330,000 Common Shares reserved for issuance upon the exercise of warrants issued by Cadiscor (at a weighted average exercise price of Cdn.$2.12), which were assumed by the Company on its acquisition of Cadiscor on May 26, 2009; and (iv) 9,200,000 Common Shares reserved for issuance upon the exercise of the 2009 Warrants (the exercise price of the 2009 Warrants is Cdn.$4.25).

 DESCRIPTION OF EQUITY SECURITIES

        The authorized share capital of the Company consists of an unlimited number of Common Shares and an unlimited number of Special Shares, issuable in series. As of February 8, 2010, there were 127,407,801 Common Shares of the Company issued and outstanding and no Special Shares issued and outstanding. The Common Shares issued and outstanding as of February 8, 2010 exclude: (i) 2,407,100 Common Shares reserved for issuance pursuant to outstanding stock options as at September 30, 2009, which are exercisable at a weighted average exercise price of Cdn.$3.87 per Common Share; (ii) 2,756,665 Common Shares reserved for issuance upon the exercise of the Company's outstanding Series I and Series II Warrants (the exercise prices of the Series I and Series II Warrants are US$10.73 and US$7.85, respectively); (iii) 330,000 Common Shares reserved for issuance upon the exercise of warrants issued by Cadiscor (with a weighted average exercise price of Cdn.$2.12), which were assumed by the Company on its acquisition of Cadiscor on May 26, 2009; and (iv) 9,200,000 Common Shares reserved for issuance upon the exercise of the 2009 Warrants (the exercise price of the 2009 Warrants is Cdn.$4.25).

Common Shares

        Each Common Share entitles the holder thereof to one vote at all meetings of shareholders other than meetings at which only the holders of another class or series of shares are entitled to vote. Each Common Share entitles the holder thereof, subject to the prior rights of the holders of Special Shares, to receive any dividends declared by the board of directors and the remaining property of the Company upon dissolution.

        There are no pre-emptive or conversion rights that attach to the Common Shares. All Common Shares now outstanding and to be outstanding are, or will be when issued, fully paid and non-assessable, which means that the holders of such Common Shares will have paid the purchase price in full and the Company cannot ask them to pay additional funds.

        The Company's by-laws provide for certain rights of its shareholders in accordance with the provisions of the Canada Business Corporations Act. Such by-laws may be amended either by a majority vote of the shareholders or by a majority vote of the board of directors. Any amendment of the by-laws by action of the board of directors must be submitted to the next meeting of the shareholders whereupon the by-law amendment must be confirmed as amended by a majority vote of the shareholders voting on such matter. If the by-law amendment is rejected by the shareholders, the by-law ceases to be effective and no subsequent resolution of the board of directors to amend a by-law having substantially the same purpose or effect shall be effective until it is confirmed or confirmed as amended by the shareholders.

        Shareholders do not have cumulative voting rights for the election of directors. Therefore, the holders of more than 50% of the Common Shares voting for the election of directors could, if they choose to do so, elect all of the directors and, in such event, the holders of the remaining Common Shares would not be able to elect any directors. In this regard, KFOC, which owns approximately 29.6% of the outstanding Common Shares (assuming that KFOC has made no purchases of Common Shares since April 14, 2009), may be considered to have the ability to exercise de facto control of the Company. For additional information regarding the risks associated with KFOC's shareholdings, see "Risk Factors — Risks Related to the Company" in this prospectus.

        The rights of holders of Common Shares may be adversely affected by the rights of holders of any Special Shares that may be issued in the future. See "Risk Factors — Risks Relating to the Company's Securities — The board of directors may issue, without shareholder approval, an unlimited number of Special Shares that have rights and preferences potentially superior to those of the Common Shares. Such an issuance may delay or prevent a change of control" in this prospectus.

Special Shares

        The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the Company's constating documents, as amended.

        The Special Shares may be issued in series. The Company's directors may, by resolution, fix the number of shares in, the designation of, and determine the rights, privileges, restrictions and conditions attaching to, each series of Special Shares. The Special Shares of each series rank on parity with the Special Shares of any other series in respect of dividends or the return of capital. The holders of Special Shares are entitled to receive, in priority to the holders of Common Shares and the shares of any other class ranking junior to the Special Shares, as and when declared by the directors, dividends in the amounts specified or determinable in accordance with the provisions of the series of which such Special Shares form a part. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, before any amount is paid to the holders of Common Shares or shares of any other class ranking junior to the Special Shares, the holders of Special Shares shall be entitled to receive, to the extent provided for with respect to such series, an amount equal to the price at which such shares were issued, such premium, if any, as has been provided for with respect to such series, and all unpaid cumulative dividends or declared and unpaid non-cumulative dividends. The Special Shares of any series may also be given such other preferences over the Common Shares and any other class of shares ranking junior to the Special Shares as may be determined in the case of such series. The holders of Special Shares are not entitled to vote separately as a class and the holders of any series of Special Shares are not entitled to vote separately as a series except as required by the Canada Business Corporations Act. Voting of Special Shares may also be regulated by applicable securities laws or stock exchange rules.

        The specific terms of any series of Special Shares will be described in a prospectus supplement which, if applicable, may modify or replace the general terms described herein. If there are differences between any prospectus supplement and this prospectus, the prospectus supplement will govern. As a result, the statements made in this section may not apply to every series of Special Shares that the Company may offer. Material United States and Canadian federal income tax considerations applicable to the holders of Special Shares will also be discussed in the applicable prospectus supplement.

        The prospectus supplement relating to the issue of Special Shares will contain a description of the specific terms of that series as fixed by the Company's board of directors, including, as applicable:

  •
  the offering price at which the Company will issue the Special Shares;

  •
  the title, designation and number of Special Shares and stated value of the Special Shares;

  •
  the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends will begin to accumulate;

  •
  any conversion or exchange rights;

  •
  whether the Special Shares will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

  •
  any liquidation rights;

  •
  voting rights, if any;

  •
  any sinking fund provisions; and

  •
  any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of the Company's constating documents, as amended.

        The rights of holders of the Special Shares of any series may be adversely affected by the rights of holders of any Special Shares of any other series that may be issued in the future. The Company's board of directors may cause the Special Shares to be issued in public or private transactions and may include an issuance to obtain additional financing in connection with an acquisition and issuance to officers, directors and employees pursuant to benefit plans. The Company's board of directors' ability to issue Special Shares may discourage attempts by others to acquire control of the Company without negotiation with the Company's board of directors. See "Risk Factors — Risks Relating to the Company's Securities — The board of directors may issue, without shareholder approval, an unlimited number of Special Shares that have rights and preferences potentially superior to those of the Common Shares. Such an issuance may delay or prevent a change of control."

 DESCRIPTION OF DEBT SECURITIES

        In this section only, "we", "us", "our", "the Company" or "North American Palladium" refers only to North American Palladium Ltd. and not to any of its subsidiaries. The following description sets forth certain general terms and provisions of the Debt Securities. We will provide the particular terms and provisions of a series of Debt Securities and a description of how the general terms and provisions described below may apply to that series in a prospectus supplement.

        The Debt Securities will be issued in registered form under, and will be governed by, an indenture to be entered into between us and one or more trustees (the "Trustee") (hereinafter referred to as the "Indenture"). The Indenture will be subject to and governed by the U.S. Trust Indenture Act of 1939, as amended, and the Canada Business Corporations Act, subject to obtaining an exemption from the requirements of the latter, if required. A copy of the form of Indenture has been filed on SEDAR and as an exhibit to the registration statement filed with the SEC. The following is a summary of the Indenture that sets forth certain general terms and provisions of the Debt Securities. This summary is not intended to be complete. For a more complete description, including the definition of capitalized terms used but not defined under this section, prospective investors should refer to the Indenture. Whenever we refer to particular provisions of the Indenture, those provisions are qualified in their entirety by reference to the Indenture.

        We may issue Securities (including Debt Securities) and incur additional debt other than through the offering of Debt Securities under this prospectus.

General

        The Indenture does not limit the aggregate principal amount of Debt Securities that we may issue under the Indenture and does not limit the amount of other debt we may incur. The Indenture provides that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Any special Canadian federal and U.S. federal income tax considerations applicable to any of the Debt Securities based on their currency denominations will be described in the prospectus supplement relating to any offering of Debt Securities. Unless otherwise indicated in a prospectus supplement, the Debt Securities will be unsecured obligations. The Indenture also permits us to increase the principal amount of any series of the Debt Securities previously issued and to issue that increased principal amount.

        The applicable prospectus supplement will describe the specific terms of the Debt Securities of any series being offered and may include, but is not limited to, any of the following:

  •
  the specific designation, title and the aggregate principal amount of the Debt Securities;

  •
  the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of (and premium, if any, on) the Debt Securities will be payable and the portion (if less than the principal amount) to be payable upon a declaration of acceleration of maturity;

  •
  the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined and the date or dates from which such interest will accrue;

  •
  the date or dates, or the method by which such date or dates will be determined or extended, on which any interest will be payable and the regular record dates for the payment of interest on the Debt Securities in registered form, or the method by which such date or dates will be determined, and the basis upon which interest shall be calculated from time to time, including if applicable on the basis of a 360-day year or twelve 30-day months;

  •
  the place or places where the principal of (and premium, if any) and interest, if any, on the Debt Securities will be payable and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

  •
  each office or agency where the principal of (and premium, if any) and interest, if any, on the Debt Securities of such series will be payable;

  •
  the period or periods within which, the price or prices at which, the currency or currency unit in which, and other terms and conditions upon which the Debt Securities may be redeemed or purchased, in whole or in part, by us;

  •
  the terms and conditions upon which the Company or the holders may redeem the Debt Securities prior to maturity and the price or prices at which and the currency or currency unit in which the Debt Securities are payable;

  •
  any mandatory or optional redemption or sinking fund or analogous provisions;

  •
  if other than denominations of US$1,000 and any integral multiple thereof, the denomination or denominations in which any registered securities of the series shall be issuable;

  •
  the currency or currency unit in which the Debt Securities are denominated or in which currency payment of the principal of (and premium, if any) or interest, if any, on such Debt Securities will be payable;

  •
  any index formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities;

  •
  whether the series of the Debt Securities are to be registered securities, bearer securities (with or without coupons) or both;

  •
  whether the Debt Securities will be issuable in the form of one or more global securities and, if so, the identity of the depository for the global securities;

  •
  whether and under what circumstances we will be required to pay any Additional Amounts (defined below under "Additional Amounts") for withholding or deduction for Canadian taxes with respect to the Debt Securities, and whether we will have the option to redeem the Debt Securities rather than pay the Additional Amounts;

  •
  the terms, if any, on which the Debt Securities may be converted or exchanged for other Securities or securities of other entities;

  •
  if payment of the Debt Securities will be guaranteed by any other person;

  •
  the extent and manner, if any, in which payment on or in respect of the Debt Securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations;

  •
  the percentage or percentages of principal amount at which the Debt Securities will be issued;

  •
  material Canadian federal and U.S. federal income tax consequences;

  •
  rights, if any, on a change of control; and

  •
  any other terms, conditions, rights and preferences (or limitations on such rights and preferences) of the Debt Securities, including covenants and events of default which apply solely to a particular series of the Debt Securities being offered which do not apply generally to other Debt Securities, or any covenants or events of default generally applicable to the Debt Securities which do not apply to a particular series of the Debt Securities.

        Unless otherwise indicated in a prospectus supplement, the Indenture does not afford holders of the Debt Securities the right to tender such Debt Securities to us for repurchase or provide for any increase in the rate or rates of interest at which the Debt Securities will bear interest, in the event we should become involved in a highly leveraged transaction or in the event we have a change in control.

        This prospectus does not qualify the issuance of Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this prospectus may qualify the issuance of Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers' acceptance rate, or to recognized market benchmark interest rates such as LIBOR, EURIBOR or a U.S. Federal funds rate.

        The Debt Securities may be issued under the Indenture bearing no interest or at a discount below their stated principal amount. Canadian federal and U.S. federal income tax consequences and other special considerations applicable to any such discounted Debt Securities or other Debt Securities offered and sold at par which are treated as having been issued at a discount for Canadian federal and/or U.S. federal income tax purposes will be described in a prospectus supplement.

Ranking and Other Indebtedness

        Unless otherwise indicated in an applicable prospectus supplement (i) the Debt Securities will be unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding and equally with other securities issued under the Indenture and (ii) the Debt Securities will be structurally subordinated to all existing and future liabilities, including trade payables and other indebtedness, of our subsidiaries.

Form, Denominations and Exchange

        A series of the Debt Securities may be issued solely as registered securities, solely as bearer securities or as both registered securities and bearer securities. Registered securities will be issuable in denominations of US$1,000 and any integral multiple thereof and bearer securities will be issuable in denominations of US$5,000 or, in each case, in such other denominations (which may be Cdn.$) as may be set out in the terms of the Debt Securities of any particular series. The Indenture will provide that a series of the Debt Securities may be issuable in global form. Unless otherwise indicated in a prospectus supplement, bearer securities will have interest coupons attached.

        Registered securities of any series will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. If, but only if, provided in a prospectus supplement, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In such event, bearer securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in a prospectus supplement, bearer securities will not be issued in exchange for registered securities.

        The applicable prospectus supplement may indicate the places to register a transfer of the Debt Securities. Except for certain restrictions set forth in the Indenture, no service charge will be made for any registration of transfer or exchange of the Debt Securities, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

        We shall not be required to:

  •
  issue, register the transfer of or exchange any series of the Debt Securities during a period beginning at the opening of business 15 days before any selection of that series of the Debt Securities to be redeemed and ending at the close of business on, (A) if the series of the Debt Securities are issuable only as registered securities, the day of mailing of the relevant notice of redemption and (B) if the series of the Debt Securities are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if the series of the Debt Securities are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption;

  •
  register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

  •
  exchange any bearer security selected for redemption, except that, to the extent provided with respect to such bearer security, such bearer security may be exchanged for a registered security of that series and like tenor, provided that such registered security shall be immediately surrendered for redemption with written instruction for payment consistent with the provisions of the Indenture; or

  •
  issue, register the transfer of, or exchange any of the Debt Securities which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

Global Securities

        A series of the Debt Securities may be issued in whole or in part in global form as a "global security" and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for the Debt Securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

        The specific terms of the depositary arrangement with respect to any portion of a particular series of the Debt Securities to be represented by a global security will be described in a prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

        Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of such persons, designated as "participants", having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the Debt Securities or by us if such Debt Securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some jurisdictions may require that certain purchasers of Debt Securities take physical delivery of the Debt Securities in definitive form.

        So long as the depositary for a global security or its nominee is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the Debt Securities represented by the global security registered in their names, will not be entitled to receive payment related to the Debt Securities, will not receive or be entitled to receive physical delivery of such series of the Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

        If a depositary for a global security representing a particular series of the Debt Securities is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue such series of Debt Securities in definitive form in exchange for a global security representing such series of Debt Securities. In addition, we may at any time and in our sole discretion determine not to have a series of Debt Securities represented by a global security and, in such event, will issue a series of Debt Securities in definitive form in exchange for all of the global securities representing the series of Debt Securities.

Payment

        Unless otherwise indicated in a prospectus supplement, payment of principal of, and premium, if any, and interest, if any, on, the Debt Securities will be required to be made at the office or agency of the Trustee, or at our option we can pay principal, interest, if any, and premium, if any, (1) by check mailed or delivered to the address of the person entitled as the address appearing in the security register of the Trustee, or (2) from time to time, by electronic funds transfer to an account designated by the person entitled to receive payments.

        Unless otherwise indicated in a prospectus supplement, payment of any interest will be required to be made to the persons in whose name the Debt Securities are registered at the close of business on the day or days specified by us.

        Any payments of principal, premium or interest, if any, on global securities registered in the name of a depositary or its nominee will be required to be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such Debt Securities. None of the Company, the Trustee or any paying agent for the Debt Securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depositary for a global security or its nominee will, upon receipt of any payment of principal, premium or interest, credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with Securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

Consolidation, Amalgamation, Merger and Sale of Assets

        The Indenture generally permits the Company to amalgamate or consolidate with or merge with any other person, and to transfer or dispose of substantially all of its assets, so long as the resulting person is a Canadian or U.S. entity and assumes the Company's obligations on the Debt Securities and under the Indenture and the Company or such successor person will not be in default under the Indenture immediately after the transaction.

        If the resulting person assumes the Company's obligations, the Company will be relieved of those obligations, subject to certain exceptions.

Additional Amounts

        Unless otherwise specified in a prospectus supplement, all payments made by or on behalf of us under or with respect to the Debt Securities will be required to be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax ("Canadian Taxes"), unless we are required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof. If we are so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Debt Securities, we will pay to each holder of such Debt Securities as additional interest such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each such holder after such withholding or deduction (and after deducting any Canadian Taxes on such Additional Amounts) will not be less than the amount such holder would have received if such Canadian Taxes had not been withheld or deducted. However, no Additional Amounts will be payable with respect to a payment made to a holder of Debt Securities (such holder, an "Excluded Holder") in respect of the beneficial owner thereof:

  •
  with which we do not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

  •
  which is subject to such Canadian Taxes by reason of the beneficial owner of the Debt Securities being a resident of, or carrying on business in, or maintaining a permanent establishment or other physical presence or taxable presence in, or otherwise having some connection with, Canada or any province or territory thereof, otherwise than by the mere holding of Debt Securities or the receipt of payments thereunder; or

  •
  which is subject to such Canadian Taxes by reason of the beneficial owner of the Debt Securities failing to comply with any certification, identification, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes.

        We will also be required to (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

        We will be required to furnish to the holders of the Debt Securities, within 60 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by us.

        We will be required to indemnify and hold harmless each holder of Debt Securities (other than an Excluded Holder) and upon written request reimburse each such holder for the amount, excluding any payment of Additional Amounts by us, of:

  •
  any Canadian Taxes levied or imposed and paid by such holder as a result of payments made under or with respect to the Debt Securities;

  •
  any interest, penalties or other expenses imposed by a relevant authority in connection with any Canadian Taxes that are subject to reimbursement under the first bulleted item; and

  •
  any Canadian Taxes imposed with respect to any reimbursement under the first two bulleted items above this paragraph,

but excluding any such Canadian Taxes on such holder's net income.

        Wherever in the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to a Debt Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Tax Redemption

        Unless otherwise specified in a prospectus supplement, a series of Debt Securities will be subject to redemption at any time, in whole but not in part, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest, if any, to the date fixed for redemption, upon the giving of a notice as described below, if we (or our successor) determine that (i) as a result of (A) any amendment to or change in the laws (or any regulations thereunder) of Canada (or our successor's jurisdiction of organization) or of any political subdivision or taxing authority thereof or therein, as applicable, or (B) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), which amendment or change is announced or becomes effective on or after the date specified in the applicable prospectus supplement (or the date a party organized in a jurisdiction other than Canada or the United States becomes our successor), we have or will become obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to any Debt Security of such series as described under "Additional Amounts", or (ii) on or after the date specified in the applicable prospectus supplement (or the date a party organized in a jurisdiction other than Canada or the United States becomes our successor), any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada (or our successor's jurisdiction of organization) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (i) above, whether or not such action was taken or decision was rendered with respect to us, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the written opinion to us of legal counsel of recognized standing, will result in our becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any Debt Security of such series.

        In the event that we elect to redeem a series of the Debt Securities pursuant to the provisions set forth in the preceding paragraph, we shall deliver to the Trustee a certificate, signed by an authorized officer, stating that we are entitled to redeem such series of the Debt Securities pursuant to their terms.

        Notice of intention to redeem such series of our Debt Securities will be required to be given not more than 60 nor less than 30 days prior to the date fixed for redemption and will be required to specify the date fixed for redemption, provided that, at the time such notice of redemption is given, the obligation to pay such Additional Amounts must continue to be in effect. Such notice may be conditional.

Provision of Financial Information

        We will be required to file with the Trustee, within 30 days after we file or furnish them with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that we are required to file or furnish with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

        Notwithstanding that we may not remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will be required to continue to provide the Trustee:

  •
  within the time periods required for the filing or furnishing of such forms by the SEC, annual reports on Form 40-F or Form 20-F, as applicable, or any successor form; and

  •
  within the time periods required for the filing of such forms by the SEC, reports on Form 6-K (or any successor form), which, regardless of applicable requirements shall, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a corporation with securities listed on the TSX, whether or not we have any of the Securities listed on such exchange. Each of such reports, to the extent permitted by the rules and regulations of the SEC, will be required to be prepared in accordance with Canadian disclosure requirements and generally accepted accounting principles (or International Financial Reporting Standards when required) provided, however, that we shall not be obligated to file or furnish such reports with the SEC if the SEC does not permit such filings.

Events of Default

        When we use the term "event of default" in the Indenture with respect to any series of Debt Securities, we mean:

  •
  failure to pay principal of, or any premium on, any Debt Security, or any Additional Amounts related thereto, of that series when it is due;

  •
  failure to pay interest or any Additional Amounts related thereto on any Debt Security of that series for 30 days from the date such amounts are due;

  •
  failure to comply with any other covenant or warranty of the Company contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities other than that series) for 60 days after written notice to us by the Trustee or to us and the Trustee by holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series;

  •
  default under any bond, note, debenture or other evidence of indebtedness of or guaranteed by the Company or one of its subsidiaries or under any mortgage, indenture or other instrument of the Company or one of its subsidiaries under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company or one of its subsidiaries that results in the acceleration of such indebtedness in an aggregate principal amount exceeding US$15,000,000 (or the equivalent thereof in any other currency or currency unit) but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 30 days after notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least a majority of the aggregate principal amount of the outstanding Debt Securities of such series;

  •
  certain events involving our bankruptcy or insolvency; and

  •
  any other event of default provided for in that series of Debt Securities.

        A default under one series of Debt Securities will not necessarily be a default under another series. The Trustee may withhold notice to the holders of Debt Securities of any default (except in the payment of principal, premium, if any, or interest or Additional Amounts, if any, related thereto) if in good faith it considers it in the interests of the holders to do so.

        If an event of default for any series of Debt Securities occurs and continues, the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series, subject to any subordination provisions, may require us to repay immediately:

  •
  the entire principal of, accrued interest, premium, if any, and Additional Amounts, if any, on, the Debt Securities of the series; or

  •
  if the Debt Securities are discounted Securities, that portion of the principal as is described in the prospectus supplement and Indenture.

        If an event of default relates to events involving our bankruptcy or insolvency, the principal of all Debt Securities will become immediately due and payable without any action by the Trustee or any holder.

        Subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of the affected series can rescind any accelerated payment requirement.

        Other than its duties in case of a default, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders, unless the holders offer the Trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of Debt Securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for any series of Debt Securities.

        We will be required to furnish to the Trustee a statement annually as to our compliance with all conditions and covenants under the Indenture and, if we are not in compliance, we must specify any defaults. We will also be required to notify the Trustee as soon as practicable upon becoming aware of any event of default.

        No holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

  •
  the holder has previously given to the Trustee written notice of a continuing event of default with respect to the Debt Securities of the affected series;

  •
  the holders of at least 25% in principal amount of the outstanding Debt Securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, and a deposit if required, to the Trustee to institute a proceeding as Trustee; and

  •
  the Trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after their notice, request and offer.

        However, the above limitations do not apply to a suit instituted by a holder of Debt Securities for the enforcement of payment of principal of, premium, if any, or interest or Additional Amounts, if any, related thereto on, a Debt Security on or after the applicable due date specified in the Debt Security.

Defeasance

        When we use the term "defeasance" in this prospectus, we mean discharge from some or all of our obligations under the Indenture. If we deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Debt Securities of a series, then at our option:

  •
  we will be discharged from our obligations with respect to the Debt Securities of that series; or

  •
  we will no longer be under any obligation to comply with certain restrictive covenants under the Indenture, and certain events of default will no longer apply to us.

        If this happens, the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and the replacement of lost, stolen or mutilated Debt Securities. These holders may look only to the deposited fund for payment on their Debt Securities.

        To exercise our defeasance option, the following conditions must be met:

  •
  no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the Debt Securities of the affected series;

  •
  we are not "insolvent" within the meaning of applicable bankruptcy and insolvency legislation; and

  •
  other customary conditions precedent are satisfied.

Modification and Waiver

        Modifications and amendments of the Indenture may be made by us and the Trustee with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series issued under the Indenture affected by such modification or amendment (voting as one class); provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Debt Security of such affected series:

  •
  change the stated maturity of the principal of (or premium, if any), or any installment of interest, if any, on any Debt Security;

  •
  reduce the principal amount of, or the premium, if any, or interest rate, if any, on any Debt Security;

  •
  change the place of payment;

  •
  change the currency or currency unit of payment of principal of (or premium, if any) or interest, if any, on any Debt Security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security;

  •
  reduce the percentage of principal amount of outstanding Debt Securities of such series, the consent of the holders of which is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

  •
  modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants except as otherwise specified in the Indenture.

        The holders of a majority in principal amount of the outstanding Debt Securities of any series may, on behalf of the holders of all Debt Securities of that series, waive, insofar as that series is concerned, compliance by us with certain restrictive provisions of the Indenture. The holders of a majority in principal amount of outstanding Debt Securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of (or premium, if any) and interest, if any, on any Debt Security of that series or in respect of a provision under the Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security of that series. The Indenture or the Debt Securities may be amended or supplemented, without the consent of any holder of such Debt Securities, in order to, among other things, cure any ambiguity or inconsistency or to make any change that, in each case, does not adversely affect the rights of any holder of such Debt Securities.

        We may modify the Indenture without the consent of the holders to:

  •
  evidence our successor under the Indenture;

  •
  add covenants or surrender any right or power for the benefit of holders;

  •
  secure any Debt Securities;

  •
  add events of default;

  •
  establish the forms of the Debt Securities;

  •
  appoint a successor Trustee under the Indenture;

  •
  add provisions to permit or facilitate the defeasance or discharge of the Debt Securities as long as there is no material adverse effect on the holders thereof;

  •
  correct any ambiguity or correct or supplement any defective or inconsistent provision or alter any other provisions; in each case that would not adversely affect the rights of holders of outstanding Securities and related coupons, if any;

  •
  comply with any applicable laws of the United States and Canada in order to effect and maintain the qualification of the Indenture under the Trust Indenture Act and the Canada Business Corporations Act, subject to obtaining an exemption from the requirements of the latter, if required; or

  •
  change or eliminate any provisions where such change takes effect when there are no Securities outstanding under the Indenture.

Resignation of Trustee

        The Trustee may resign or be removed with respect to one or more series of the Debt Securities and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the Indenture separate and apart from the trust administered by any other such Trustee, and any action described herein to be taken by the "Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee.

Consent to Jurisdiction and Service

        If the Debt Securities are governed by the laws of the State of New York, we will irrevocably appoint CT Corporation System as our authorized agent for service of process in any suit or proceeding arising out of or relating to the Debt Securities or the Indenture and for actions brought under federal or state securities laws in any federal or New York state court located in the Borough of Manhattan in the City of New York, and we irrevocably submit to the non-exclusive jurisdiction of such courts.

Enforceability of Judgments

        Since a significant portion of our assets, as well as the assets of a number of our directors and officers, are located outside the United States, any judgment obtained in the United States against us or certain of our directors or officers, including judgments with respect to the payment of principal on any Debt Securities, may not be collectible within the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon the Company's civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws. The Company has been advised by its Canadian counsel, Stikeman Elliott LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws or the securities or "blue sky" laws of any state within the United States, would, subject to the provisos and defenses below, probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. The Company has also been advised by Stikeman Elliott LLP that a Canadian court may take jurisdiction in the first instance in actions against the Company or its directors, officers or experts on the basis of civil liability predicated solely upon United States federal securities laws. A Canadian court would, however, likely decline jurisdiction where another jurisdiction was a more appropriate jurisdiction to hear the action or if there was not a real and substantial connection to the Canadian jurisdiction.

        We have also been informed by Stikeman Elliott LLP that the laws of the Province of Ontario and the federal laws of Canada applicable therein permit a court of competent jurisdiction in the Province of Ontario (a "Court") to give a judgment based upon a final and conclusive in personam judgment of the court exercising jurisdiction in the State of New York (a "New York Court") for a sum certain, obtained against us with respect to the enforceability of the Indenture and our Debt Securities (a "New York Judgment") without reconsideration of the merits:

  (a)
  provided that:

  (i)
  an action to enforce the New York Judgment must be commenced in the Court within any applicable limitation period;

  (ii)
  the Court has discretion to stay or decline to hear an action on the New York Judgment if the New York Judgment is under appeal or there is another subsisting judgment in any jurisdiction relating to the same cause of action as the New York Judgment;

  (iii)
  the Court will render judgment only in Canadian dollars; and

  (iv)
  an action in the Court on the New York Judgment may be affected by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally; and

  (b)
  subject to the following defenses:

  (i)
  the New York Judgment was obtained by fraud or in a manner contrary to the principles of natural justice;

  (ii)
  the New York Judgment is for a claim that under provincial law would be characterized as based on a foreign revenue, expropriatory, penal or other public or similar law;

  (iii)
  the New York Judgment is contrary to public policy or to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in these statutes; and

  (iv)
  the New York Judgment has been satisfied or is void or voidable under New York law.

 DESCRIPTION OF WARRANTS

        As of February 8, 2010, there were outstanding: (i) 1,805,016 Series I and 951,649 Series II Warrants (the exercise prices of the Series I and Series II Warrants are US$10.73 and US$7.85, respectively); (ii) 1,229,999 warrants issued by Cadiscor, which were assumed by the Company on its acquisition of Cadiscor on May 26, 2009; and (iii) 9,200,000 2009 Warrants (the exercise price of the 2009 Warrants is Cdn.$4.25).

        This section describes the general terms that will apply to any Warrants for the purchase of Common Shares (the "Equity Warrants") or for the purchase of Debt Securities (the "Debt Warrants").

        Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Company and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone contracts. The applicable prospectus supplement will include details of the Warrant agreements governing the Warrants being offered. The Warrant agent will act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered under this prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable prospectus supplement. A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by us with the securities regulatory authorities in Canada and the United States after it has been entered into by us.

        The Company will not offer Warrants or other convertible or exchangeable securities for sale separately (as opposed to as part of a unit offering) to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless a prospectus supplement containing the specific terms of the Warrants or other convertible or exchangeable securities to be offered separately is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces of Canada where the warrants will be offered for sale.

Equity Warrants

        The particular terms of each issue of Equity Warrants will be described in the related prospectus supplement. This description will include, where applicable:

  •
  the designation and aggregate number of Equity Warrants;

  •
  the price at which the Equity Warrants will be offered;

  •
  the currency or currencies in which the Equity Warrants will be offered;

  •
  the date on which the right to exercise the Equity Warrants will commence and the date on which the right will expire;

  •
  the class and/or number of Common Shares that may be purchased upon exercise of each Equity Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Equity Warrant;

  •
  the terms of any provisions allowing for adjustment in (i) the class and/or number of Common Shares that may be purchased, (ii) the exercise price per Common Share, or (iii) the expiry of the Equity Warrants;

  •
  whether the Company will issue fractional shares;

  •
  the designation and terms of any Securities with which the Equity Warrants will be offered, if any, and the number of the Equity Warrants that will be offered with each Security;

  •
  the date or dates, if any, on or after which the Equity Warrants and the related Securities will be transferable separately;

  •
  whether the Equity Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

  •
  whether the Company has applied to list the Equity Warrants and/or the related Common Shares on a stock exchange;

  •
  material United States and Canadian federal income tax consequences of owning the Equity Warrants; and

  •
  any other material terms or conditions of the Equity Warrants.

Debt Warrants

        The particular terms of each issue of Debt Warrants will be described in the related prospectus supplement. This description will include, where applicable:

  •
  the designation and aggregate number of Debt Warrants;

  •
  the price at which the Debt Warrants will be offered;

  •
  the currency or currencies in which the Debt Warrants will be offered;

  •
  the designation and terms of any Securities with which the Debt Warrants are being offered, if any, and the number of the Debt Warrants that will be offered with each Security;

  •
  the date or dates, if any, on or after which the Debt Warrants and the related Securities will be transferable separately;

  •
  the principal amount of Debt Securities that may be purchased upon exercise of each Debt Warrant and the price at which and currency or currencies in which that principal amount of Debt Securities may be purchased upon exercise of each Debt Warrant;

  •
  the date on which the right to exercise the Debt Warrants will commence and the date on which the right will expire;

  •
  the minimum or maximum amount of Debt Warrants that may be exercised at any one time;

  •
  whether the Debt Warrants will be subject to redemption, and, if so, the terms of such redemption provisions;

  •
  material United States and Canadian federal income tax consequences of owning the Debt Warrants; and

  •
  any other material terms or conditions of the Debt Warrants.

 DESCRIPTION OF SHARE PURCHASE CONTRACTS AND
SHARE PURCHASE OR EQUITY UNITS

        The Company may issue share purchase contracts, including contracts obliging holders to purchase from the Company, and the Company to sell to the holders, a specified number of Equity Securities, at a future date or dates, or similar contracts issued on a "prepaid" basis (in each case, "Share Purchase Contracts"). Share Purchase Contracts may include installment receipts. The price per Equity Security and the number of Equity Securities may be fixed at the time the Share Purchase Contracts are issued or may be determined by reference to a formula set forth in the Share Purchase Contracts. The Share Purchase Contracts may require that either the share purchase price be paid at the time the Share Purchase Contracts are issued or that payment be made at a specified future date. The Share Purchase Contracts may be issued separately or as part of units consisting of a Share Purchase Contract and Debt Securities (the "Share Purchase or Equity Units"). The Share Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Share Purchase Contracts also may require the Company to make periodic payments to the holders of the Share Purchase Contracts or vice versa, and such payments may be unsecured or refunded on some basis.

        The Company will not issue any share purchase contracts in Canada under this prospectus and any accompanying prospectus supplement without first pre-clearing the issuance with the applicable securities regulatory authorities.

        The applicable prospectus supplement will be required to describe the terms of the Share Purchase Contracts or Share Purchase or Equity Units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Share Purchase Contracts, and, if applicable, collateral, depositary or custodial arrangements, relating to the Share Purchase Contracts or Share Purchase or Equity Units. As required, material United States and Canadian federal income tax considerations applicable to the holders of the Share Purchase or Equity Units and the Share Purchase Contracts will also be discussed in the applicable prospectus supplement.

 DESCRIPTION OF SUBSCRIPTION RECEIPTS

        This section describes the general terms that will apply to any subscription receipts (the "Subscription Receipts") that may be offered by us pursuant to this prospectus. Subscription Receipts may be offered separately or together with Common Shares, Debt Securities or Warrants, as the case may be. The Subscription Receipts will be issued under a subscription receipt agreement.

        The applicable prospectus supplement will include details of the subscription receipt agreement covering the Subscription Receipts being offered. A copy of the subscription receipt agreement relating to an offering of Subscription Receipts will be filed by us with securities regulatory authorities in Canada and the United States after we have entered into it. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable prospectus supplement. This description will include, where applicable:

  •
  the number of Subscription Receipts;

  •
  the price at which the Subscription Receipts will be offered;

  •
  the procedures for the exchange of the Subscription Receipts into Common Shares, Debt Securities or Warrants;

  •
  the number of Common Shares, Debt Securities or Warrants that may be exchanged upon exercise of each Subscription Receipt;

  •
  the designation and terms of any other securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each security;

  •
  terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

  •
  material United States and Canadian federal income tax consequences of owning the Subscription Receipts; and

  •
  any other material terms and conditions of the Subscription Receipts.

        The subscription receipt agreement covering the Subscription Receipts being offered will provide that any misrepresentation in this prospectus, the applicable prospectus supplement, or any amendment hereto or thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the underlying Common Shares, Debt Securities or Warrants to such purchaser entitling the purchaser to receive the amount paid for the Subscription Receipts upon surrender of the underlying securities, provided that the remedy for rescission is exercised within the timeframe stipulated in the subscription receipt agreement.

PLAN OF DISTRIBUTION

        The Company may sell the Securities to or through underwriters or dealers, and, subject to applicable securities laws, may also sell Securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers. The Company will not use this prospectus to qualify the issuance of Securities to a creditor or to a vendor as consideration for an acquisition of assets or shares.

        The Securities may be sold, from time to time in one or more transactions at a fixed price or prices that may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be "at-the-market distributions" as defined in National Instrument 44-102 Shelf Distributions on the TSX, NYSE Amex or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable prospectus supplement, and have been unable to do so, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

        Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with the Company, to indemnification by the Company against certain liabilities, including liabilities under the Exchange Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

        In connection with any offering of Securities, other than an "at-the-market distribution", the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

        The applicable prospectus supplement will state the terms of the offering, including the name or names of any underwriters, dealers or agents, the initial offering price (in the event that the offering is a fixed price distribution), the manner of determining the initial offering price(s) (in the event the offering is made at prices which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices), the proceeds to the Company from the sale of the Securities, any underwriting discount or commission and any discounts, concessions or commissions allowed or reallowed or paid by any underwriter to other underwriters, dealers or agents. Any initial offering price and discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

 PRIOR SALES

        During the twelve month period prior to the date of this prospectus, the Company issued 42,224,076 Common Shares and 10,645,998 Warrants as follows:

Number of Common Shares	Date of Issue	Price per Common Share (Cdn.$)

106,443	January 9, 2009	$1.98

1,501,645	January 15, 2009	$1.01

63,782	April 17, 2009	$1.87

14,457,685	May 26, 2009	(issued in exchange for shares of Cadiscor pursuant to the Arrangement)

2,457,446	June 17, 2009	$1.89

22,365	July 16, 2009	$2.75

9,900	July 24, 2009	$1.32

215,998	August 17, 2009	$1.82

75,900	August 28, 2009	$1.32

16,000,000	September 30, 2009	$3.15

12,913	October 5, 2009	$3.00

2,400,000	October 8, 2009	$3.15

4,000,000	October 8, 2009	$3.75

899,999	November 4, 2009	$2.12

Number of Warrants	Date of Issue	Exercise price per Warrant (Cdn.$)

143,999	May 26, 2009	$1.67

1,301,999	May 26, 2009	$2.12

8,000,000	September 30, 2009	$4.25

1,200,000	October 8, 2009	$4.25

INCOME TAX CONSIDERATIONS

        The applicable prospectus supplement will describe certain material Canadian federal income tax consequences to an investor who acquires any Securities offered thereunder. The applicable prospectus supplement will also describe certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered under this prospectus by an initial investor who is a U.S. Holder. As used herein, the term "U.S. Holder" means a beneficial holder of Securities that is for United States federal income tax purposes (i) a citizen or individual resident of the United States, (ii) a corporation (or any entity that is treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (X) that is subject to the supervision of a court within the United States and the control of one or more United States persons or (Y) that has an election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

 LEGAL MATTERS

        Certain legal matters in connection with the Securities offered hereby will be passed upon on behalf of the Company by Stikeman Elliott LLP, with respect to Canadian legal matters, and by Skadden, Arps, Slate, Meagher & Flom LLP, with respect to United States legal matters. As at the date hereof, the partners and associates of Stikeman Elliott LLP as a group beneficially own, directly or indirectly, less than one percent of the outstanding securities of the Company.

AUDITORS, TRANSFER AGENTS AND REGISTRAR

        The Company's auditors are KPMG LLP, Chartered Accountants, Bay Adelaide Centre, Suite 4600, 333 Bay Street, Toronto, Ontario, M5H 2S5. KPMG LLP reports that it is independent of the Company in accordance with the rules of professional conduct in Ontario, Canada. KPMG LLP is registered with the Public Company Accounting Oversight Board.

        Computershare Investor Services Inc. is the registrar and transfer agent of the Common Shares in Canada, and Computershare Trust Company, N.A. is the co-transfer agent for the Common Shares in the United States. Computershare Trust Company of Canada is the trustee and transfer agent for the 2009 Warrants.

EXPERTS

        Information relating to the Company's mineral properties in this prospectus and the documents incorporated by reference herein has been derived from reports prepared by Scott Wilson Roscoe Postle Associates Inc., Deborah A. McCombe, Ian T. Blakley, Richard E. Routledge, Jason J. Cox, Fred H. Brown, Laila Sedore (Potvin), Des Cullen, Genivar L.P., Tyson C. Birkett, Josée Couture, Christian Bézy, Bill Stone, John Caldbick, InnovExplo Inc. and Carl Pelletier and has been included in reliance on such persons' expertise. Each of Deborah A. McCombe, Ian T. Blakley, Richard E. Routledge, Jason J. Cox, Fred H. Brown, Laila Sedore (Potvin), Des Cullen, Tyson C. Birkett, Josée Couture, Christian Bézy, Bill Stone and Carl Pelletier is a qualified person as such term is defined in NI 43-101 and, with the exception of Laila Sedore (Potvin) who was an employee of the Company at the time of her report, Tyson C. Birkett and John Caldbick, who are currently employees of the Company, and Bill Stone, who was an employee of the Company at the time of the press releases, is independent from the Company.

        None of Scott Wilson Roscoe Postle Associates Inc., Deborah A. McCombe, Ian T. Blakley, Richard E. Routledge, Jason J. Cox, Fred H. Brown, Laila Sedore (Potvin), Des Cullen, Genivar L.P., Tyson C. Birkett, Josée Couture, Christian Bézy, Bill Stone, John Caldbick, InnovExplo Inc. and Carl Pelletier, each being companies or persons who have prepared or supervised the preparation of reports relating to the Company's mineral properties, or any director, officer, employee or partner thereof, as applicable, received or has received a direct or indirect interest in the property of the Company or of any associate or affiliate of the Company. To the knowledge of the Company, as at the date hereof, the aforementioned persons and persons at the companies specified above who participated in the preparation of such reports, as a group, beneficially own, directly or indirectly, less than one percent of the outstanding securities of the Company.

        With the exception of Tyson C. Birkett and John Caldbick, who are currently employees of the Company, neither the aforementioned persons, nor any director, officer, employee or partner, as applicable, of the aforementioned companies or partnerships, is currently expected to be elected, appointed or employed as a director, officer or employee of the Company or of any associate or affiliate of the Company.

 AVAILABLE INFORMATION

        The Company has filed with the SEC a registration statement on Form F-10 with respect to the Securities. This prospectus does not contain all the information set forth in the registration statement. For further information about the Company and the Securities, please refer to the registration statement.

        The Company is subject to the information requirements of the Exchange Act and applicable Canadian securities legislation, and in accordance therewith it files reports and other information with the SEC and with the securities regulators in the Province of Ontario. Under the MJDS, the Company generally may prepare these reports and other information in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company's officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, the Company is not required to publish financial statements as promptly as U.S. companies.

        Investors may read and copy any document the Company files with the SEC at the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a web site (www.sec.gov) that makes available reports and other information that the Company files electronically with it, including the registration statement it has filed with respect to the Securities.

        Investors are invited to read and copy any reports, statements or other information that the Company files with the OSC or other similar regulatory authorities at their respective public reference rooms. These filings are also electronically available from SEDAR at www.sedar.com. Reports and other information about the Company are also available for inspection at the offices of the TSX.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been or will be filed with the SEC as part of the registration statement of which this prospectus forms a part:

  •
  the documents listed under "Documents Incorporated by Reference";

  •
  the consent of KPMG LLP;

  •
  the consent of Petrie Raymond LLP;

  •
  consents of Scott Wilson Roscoe Postle Associates Inc., Deborah A. McCombe, Ian T. Blakley, Richard E. Routledge, Jason J. Cox, Fred H. Brown, Laila Sedore (Potvin), Des Cullen, Genivar L.P., Tyson C. Birkett, Joseé Couture, Christian Bézy, Bill Stone, John Caldbick, InnovExplo Inc. and Carl Pelletier;

  •
  the powers of attorney from the directors and certain officers of the Company;

  •
  the consent of Stikeman Elliott LLP; and

  •
  the form of Indenture relating to the Debt Securities.

 ENFORCEABILITY OF CIVIL LIABILITIES

        The Company is a corporation existing under the Canada Business Corporations Act. Many of the Company's directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a substantial portion of the Company's assets, are located outside the United States. The Company has appointed an agent for service of process in the United States (as set forth below), but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon the Company's civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws. While there can be no assurance, the Company has been advised by its Canadian counsel, Stikeman Elliott LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws or the securities or "blue sky" laws of any state within the United States would likely be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. Stikeman Elliott LLP has also advised the Company that a Canadian court may take jurisdiction in the first instance in actions against the Company or its directors, officers or experts on the basis of civil liability predicated solely upon United States federal securities laws. The Company has also been advised by Stikeman Elliott LLP that a Canadian court would, however, likely decline jurisdiction where another jurisdiction was a more appropriate jurisdiction to hear the action or if there was not a real and substantial connection to the Canadian jurisdiction.

        The Company filed with the SEC, concurrently with its registration statement on Form F-10 of which this prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed CT Corporation System as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of or related to or concerning the offering of the Securities under this prospectus.

 GLOSSARY OF MINING TERMS

"Au" means gold.

"Ag" means silver.

"concentrate" means a product containing the valuable metal and from which most of the waste material in the ore has been removed.

"diamond drilling" means rotary drilling using diamond impregnated bits to produce a solid continuous core sample of the underlying rock.

"feasibility study" means a program to establish whether a mineral deposit can be successfully mined considering technical and economic parameters.

"gabbro" means a large group of dark, coarse-grained, intrusive mafic rocks chemically equivalent to basalt. The rocks are formed when molten magma is trapped beneath the earth's surface and cools into a crystalline mass.

"grade" means a particular quantity of ore or mineral relative to other constituents, in a specified quantity of rock.

"head grade" means the quantity of valuable mineral or metal contained in each ton of ore delivered to the concentrator.

"indicated resource" means that part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters to support mine planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough for geological and grade continuity to be reasonably assumed.

"inferred resource" means that part of a mineral resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes.

"intrusion/intrusive" means a mass of igneous rock that was injected and solidified within the earth's crust.

"measured resource" means that part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics are so well established that they can be estimated with confidence sufficient to allow the appropriate application of technical and economic parametres to support production planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration, sampling and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough to confirm both geological and grade continuity.

"mineral reserve" means the economically mineable part of a measured or indicated resource demonstrated by at least a preliminary feasibility study. This study must include adequate information on mining, processing, metallurgical, economic and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified. A mineral reserve includes diluting materials and allowances for losses that may occur when the material is mined.

"mineral resource" means a concentration or occurrence of natural, solid, inorganic or fossilized organic material in or on the earth's crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction. The location, quantity, grade, geological characteristics and continuity of a mineral resource are known, estimated or interpreted from specific geological evidence and knowledge.

"mineralization" means the concentration of metals and their chemical compounds within a body of rock.

"open pit" means a mine worked at the surface.

"ore" means a mixture of valuable and worthless minerals from which at least one of the minerals can be mined and processed at an economic profit.

"ounce" or "oz" is a unit of weight measure. In the precious metals industry a troy ounce is equal to one-twelfth part of a pound or 31.103 grams.

"overburden" means unconsolidated material that overlies a mineral deposit and must be removed prior to mining.

"Pd" means palladium.

"preliminary economic analysis" or "scoping study" means the first level of study that is performed on a mineral deposit to determine its economic viability.

"probable mineral reserve" means the economically mineable part of an indicated, and in some circumstances a measured, mineral resource demonstrated by at least a preliminary feasibility study. This study must include adequate information on mining, processing, metallurgical, economic, and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified.

"proven mineral reserve" means the economically mineable part of a measured mineral resource demonstrated by at least a preliminary feasibility study. This study must include adequate information on mining, processing, metallurgical, economic, and other relevant factors that demonstrate, at the time of reporting, that economic extraction is justified.

"processing plant" means a plant or facility which processes ore brought from the mine and removes most of the valuable mineral or metal from the ore and discards most of the barren portion of the ore as tailings.

"tailings" means that portion of the ore which remains after the valuable minerals have been extracted.

"ton" means a short ton, equivalent to 2,000 pounds.

"tonne" means a metric measure consisting of 2,204.6 pounds or 1,000 kilograms.

"waste" means barren rock in a mine, or mineralized material that is too low in grade to be mined and milled at a profit.

 PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

        The Canada Business Corporations Act provides generally that a corporation may indemnify a director or officer against all costs, charges and expenses of any civil, criminal, administrative, investigative or other proceeding to which he or she is made a party by reason of being a director or officer, where the director or officer: (a) acted honestly and in good faith with a view to the best interests of the corporation and (b) in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, the director or officer had reasonable grounds for believing that the conduct was lawful. Where an officer or director has met the conditions set out under (a) and (b) above and was not judged by the court or other competent authority in such a proceeding to have committed any fault or omitted to do anything that the individual ought to have done, such officer or director is entitled to indemnification from the corporation for such costs, charges and expenses which were reasonably incurred.

        Our by-laws provide that we shall indemnify directors and officers to the extent permitted by law. We have entered into agreements with our directors and officers to indemnify them, to the extent permitted by law and subject to certain limitations, against all costs reasonably incurred by any such director or officer in an action or proceeding to which the director or officer was made a party by reason of being a director or officer.

        We maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacity. The directors and officers are not required to pay any premium in respect of the insurance. The policies contain standard industry exclusions and no claims have been made thereunder to date.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 EXHIBITS

Exhibit Number	Description
4.1*	Annual information form of the Registrant for the fiscal year ended December 31, 2008, dated March 16, 2009 (incorporated by reference from the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2008, filed with the Commission on March 17, 2009).
4.2*	Audited comparative consolidated financial statements of the Registrant and the notes thereto for the financial year ended December 31, 2008, together with the report of the auditors thereon (incorporated by reference from the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2008, filed with the Commission on March 17, 2009).
4.3*	Supplementary schedule of "Reconciliation to Accounting Principles Generally Accepted in the United States" prepared in connection with the Registrant's audited comparative consolidated financial statements and the notes thereto for the financial year ended December 31, 2008, together with the report of the auditors thereon, in accordance with Item 18 of Form 20-F (incorporated by reference from the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2008, filed with the Commission on March 17, 2009).
4.4*	Management's discussion and analysis of the financial condition and results of operations of the Registrant for the fiscal year ended December 31, 2008 (incorporated by reference from the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2008, filed with the Commission on March 17, 2009).
4.5*	Management information circular of the Registrant dated April 23, 2009, prepared in connection with the annual meeting of shareholders of the Registrant held on May 28, 2009, excluding those portions under the headings "Solicitation of Proxies", "Appointment and Revocation of Proxy", "Exercise of Discretion by Proxies", "Performance Graphs", "Corporate Governance" and "Obligations, Duties and Roles of the Board of Directors" (incorporated by reference from the Registrant's Report on Form 6-K, furnished to the Commission on April 30, 2009).
4.6*	Unaudited comparative consolidated financial statements of the Registrant and the notes thereto for the nine months ended September 30, 2009 and 2008 (incorporated by reference from the Registrant's Report on Form 6-K, furnished to the Commission on November 13, 2009).
4.7*	Supplementary schedule of "Reconciliation to Accounting Principles Generally Accepted in the United States" prepared in connection with the Registrant's unaudited comparative consolidated financial statements and the notes thereto for the nine months ended September 30, 2009 and 2008, in accordance with Item 18 of Form 20-F (incorporated by reference from the Registrant's Report on Form 6-K, furnished to the Commission on December 10, 2009).
4.8*	Management's discussion and analysis of the financial condition and results of operations of the Registrant for the nine months ended September 30, 2009 and 2008 (incorporated by reference from the Registrant's Report on Form 6-K, furnished to the Commission on November 13, 2009).
4.9*	Business Acquisition Report, dated June 5, 2009 (incorporated by reference from the Registrant's Report on Form 6-K, furnished to the Commission on September 18, 2009).
4.10*	Audited comparative financial statements of Cadiscor Resources Inc. and the notes thereto for the financial year ended December 31, 2008, together with the report of the auditors thereon (incorporated by reference from the Registrant's Report on Form 6-K, furnished to the Commission on September 21, 2009).

Exhibit Number	Description
4.11*	Unaudited pro forma consolidated financial statements of the Registrant for the financial year ended December 31, 2008 (incorporated by reference from the Registrant's Report on Form 6-K, furnished to the Commission on September 21, 2009).
4.12*	Material change report, dated April 3, 2009 (incorporated by reference from the Registrant's Report on Form 6-K, furnished to the Commission on August 19, 2009).
4.13*	Material change report, dated August 18, 2009 (incorporated by reference from the Registrant's Report on Form 6-K, furnished to the Commission on August 19, 2009).
4.14*	Material change report, dated September 14, 2009 (incorporated by reference from the Registrant's Report on Form 6-K, furnished to the Commission on September 18, 2009).
4.15*	Material change report, dated October 1, 2009 (incorporated by reference from the Registrant's Report on Form 6-K, furnished to the Commission on October 2, 2009).
4.16*	Material change report dated December 10, 2009 (incorporated by reference from the Registrant's Report on Form 6-K, furnished to the Commission on December 10, 2009).
5.1	Consent of KPMG LLP.
5.2	Consent of Petrie Raymond LLP.
5.3	Consent of Christian Bézy.
5.4	Consent of Tyson C. Birkett.
5.5	Consent of Ian T. Blakley.
5.6	Consent of Fred H. Brown.
5.7	Consent of Josée Couture.
5.8	Consent of Jason J. Cox.
5.9	Consent of Des Cullen.
5.10	Consent of Genivar L.P.
5.11	Consent of InnovExplo Inc.
5.12	Consent of Deborah A. McCombe.
5.13	Consent of Carl Pelletier.
5.14	Consent of Richard E. Routledge.
5.15	Consent of Scott Wilson Roscoe Postle Associates Inc.
5.16	Consent of Laila Sedore (Potvin).
5.17	Consent of Bill Stone.
5.18	Consent of John Caldbick.
5.19	Consent of Stikeman Elliott LLP.
6.1*	Powers of Attorney (included in Part III of the initial Registration Statement).
7.1*	Form of Indenture (if debt securities are offered by a supplement to this Registration Statement, the Company will file with the Commission a trustee's Statement of Eligibility on Form T-1).

*
Previously filed or incorporated by reference herein.

 PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking.

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in such securities.

Item 2.    Consent to Service of Process.

        (a)    The Registrant has previously filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

        (b)    Any change to the name or address of the Registrant's agent for service shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-1

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on this 9th day of February, 2010.

NORTH AMERICAN PALLADIUM LTD.
By:	/s/ WILLIAM J. BIGGAR Name: William J. Biggar Title: President and Chief Executive Officer, Director

        Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on February 9, 2010.

Signature	Title

/s/ WILLIAM J. BIGGAR William J. Biggar	President and Chief Executive Officer, Director (Principal Executive Officer)
/s/ JEFFREY A. SWINOGA Jeffrey A. Swinoga	Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
* Steven R. Berlin	Director
* C. David A. Comba	Director
* Andre J. Douchane	Chairman of the Board of Directors
* Robert J. Quinn	Director
* Gregory J. Van Staveren	Director
William J. Weymark	Director

*By:	/s/ WILLIAM J. BIGGAR William J. Biggar Attorney-in-Fact

III-2

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, in the City of Tulsa, in the State of Oklahoma, on this 9th day of February, 2010.

Steven R. Berlin (Authorized Representative)
By:	/s/ STEVEN R. BERLIN Name: Steven R. Berlin Title: Director

III-3

 EXHIBIT INDEX

Exhibit Number	Description
4.1*	Annual information form of the Registrant for the fiscal year ended December 31, 2008, dated March 16, 2009 (incorporated by reference from the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2008, filed with the Commission on March 17, 2009).
4.2*	Audited comparative consolidated financial statements of the Registrant and the notes thereto for the financial year ended December 31, 2008, together with the report of the auditors thereon (incorporated by reference from the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2008, filed with the Commission on March 17, 2009).
4.3*	Supplementary schedule of "Reconciliation to Accounting Principles Generally Accepted in the United States" prepared in connection with the Registrant's audited comparative consolidated financial statements and the notes thereto for the financial year ended December 31, 2008, together with the report of the auditors thereon, in accordance with Item 18 of Form 20-F (incorporated by reference from the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2008, filed with the Commission on March 17, 2009).
4.4*	Management's discussion and analysis of the financial condition and results of operations of the Registrant for the fiscal year ended December 31, 2008 (incorporated by reference from the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2008, filed with the Commission on March 17, 2009).
4.5*	Management information circular of the Registrant dated April 23, 2009, prepared in connection with the annual meeting of shareholders of the Registrant held on May 28, 2009, excluding those portions under the headings "Solicitation of Proxies", "Appointment and Revocation of Proxy", "Exercise of Discretion by Proxies", "Performance Graphs", "Corporate Governance" and "Obligations, Duties and Roles of the Board of Directors" (incorporated by reference from the Registrant's Report on Form 6-K, furnished to the Commission on April 30, 2009).
4.6*	Unaudited comparative consolidated financial statements of the Registrant and the notes thereto for the nine months ended September 30, 2009 and 2008 (incorporated by reference from the Registrant's Report on Form 6-K, furnished to the Commission on November 13, 2009).
4.7*	Supplementary schedule of "Reconciliation to Accounting Principles Generally Accepted in the United States" prepared in connection with the Registrant's unaudited comparative consolidated financial statements and the notes thereto for the nine months ended September 30, 2009 and 2008, in accordance with Item 18 of Form 20-F (incorporated by reference from the Registrant's Report on Form 6-K, furnished to the Commission on December 10, 2009).
4.8*	Management's discussion and analysis of the financial condition and results of operations of the Registrant for the nine months ended September 30, 2009 and 2008 (incorporated by reference from the Registrant's Report on Form 6-K, furnished to the Commission on November 13, 2009).
4.9*	Business Acquisition Report, dated June 5, 2009 (incorporated by reference from the Registrant's Report on Form 6-K, furnished to the Commission on September 18, 2009).
4.10*	Audited comparative financial statements of Cadiscor Resources Inc. and the notes thereto for the financial year ended December 31, 2008, together with the report of the auditors thereon (incorporated by reference from the Registrant's Report on Form 6-K, furnished to the Commission on September 21, 2009).

III-4

Exhibit Number	Description
4.11*	Unaudited pro forma consolidated financial statements of the Registrant for the financial year ended December 31, 2008 (incorporated by reference from the Registrant's Report on Form 6-K, furnished to the Commission on September 21, 2009).
4.12*	Material change report, dated April 3, 2009 (incorporated by reference from the Registrant's Report on Form 6-K, furnished to the Commission on August 19, 2009).
4.13*	Material change report, dated August 18, 2009 (incorporated by reference from the Registrant's Report on Form 6-K, furnished to the Commission on August 19, 2009).
4.14*	Material change report, dated September 14, 2009 (incorporated by reference from the Registrant's Report on Form 6-K, furnished to the Commission on September 18, 2009).
4.15*	Material change report, dated October 1, 2009 (incorporated by reference from the Registrant's Report on Form 6-K, furnished to the Commission on October 2, 2009).
4.16*	Material change report dated December 10, 2009 (incorporated by reference from the Registrant's Report on Form 6-K, furnished to the Commission on December 10, 2009).
5.1	Consent of KPMG LLP.
5.2	Consent of Petrie Raymond LLP.
5.3	Consent of Christian Bézy.
5.4	Consent of Tyson C. Birkett.
5.5	Consent of Ian T. Blakley.
5.6	Consent of Fred H. Brown.
5.7	Consent of Josée Couture.
5.8	Consent of Jason J. Cox.
5.9	Consent of Des Cullen.
5.10	Consent of Genivar L.P.
5.11	Consent of InnovExplo Inc.
5.12	Consent of Deborah A. McCombe.
5.13	Consent of Carl Pelletier.
5.14	Consent of Richard E. Routledge.
5.15	Consent of Scott Wilson Roscoe Postle Associates Inc.
5.16	Consent of Laila Sedore (Potvin).
5.17	Consent of Bill Stone.
5.18	Consent of John Caldbick.
5.19	Consent of Stikeman Elliott LLP.
6.1*	Powers of Attorney (included in Part III of the initial Registration Statement).
7.1*	Form of Indenture (if debt securities are offered by a supplement to this Registration Statement, the Company will file with the Commission a trustee's Statement of Eligibility on Form T-1).

*
Previously filed or incorporated by reference herein.

III-5

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PART I INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
CAUTIONARY NOTE TO UNITED STATES INVESTORS
DOCUMENTS INCORPORATED BY REFERENCE
CURRENCY AND FINANCIAL STATEMENT PRESENTATION
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
INDUSTRY OVERVIEW
THE COMPANY
RISK FACTORS
THE LAC DES ILES PROPERTY
THE SLEEPING GIANT MINE
USE OF PROCEEDS
PRICE RANGE AND TRADING VOLUME
DIVIDEND POLICY
EXCHANGE RATE INFORMATION
CONSOLIDATED CAPITALIZATION
DESCRIPTION OF EQUITY SECURITIES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE OR EQUITY UNITS
DESCRIPTION OF SUBSCRIPTION RECEIPTS
PLAN OF DISTRIBUTION
PRIOR SALES
INCOME TAX CONSIDERATIONS
LEGAL MATTERS
AUDITORS, TRANSFER AGENTS AND REGISTRAR
EXPERTS
AVAILABLE INFORMATION
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
ENFORCEABILITY OF CIVIL LIABILITIES
GLOSSARY OF MINING TERMS
PART II INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
EXHIBITS
PART III UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
SIGNATURES
AUTHORIZED REPRESENTATIVE
EXHIBIT INDEX